UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.)

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Dear Fellow Stockholders:

I hope you will join me and the entire Board of Directors at our 2013 Annual Meeting of Stockholders on May 14, 2013 at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

As you review the Proxy Statement you will note that we have simplified our disclosures in order to make them more effective in guiding you through the matters that you will be voting on at the meeting. Our Compensation Disclosure and Analysis has been revamped to include new charts and disclosure that we believe more easily distill the essence of our performance-based compensation programs and clearly explains the linkage between our performance and pay.

Simon Property Group delivered strong results in 2012. We grew funds from operations (FFO) per diluted share by 15.8%, to $7.98 in 2012 from $6.89 in 2011. This was $0.73 higher than the mid-point of our initial guidance range and was 23.7% higher than our pre-Great Recession high FFO that was reported in 2008. Our Malls and Premium Outlets generated comparable property net operating income (NOI) growth of 4.8%, total tenant sales increased by 6.6% to $568 per square foot and our occupancy increased to 95.3% from 94.6% in 2011. We increased our common stock dividend by 17.1% to $4.10 per share. In 2012 your SPG common stock generated a total return of 26.0% compared to the S&P 500 return of 16.0% and the MSCI U.S. REIT Index (RMS) return of 17.8%.

I am proud to have led this remarkable Company for a total of 18 years. In the last year, our Compensation Committee has reached out to many of our stockholders and, as a result, we have received valuable stockholder input. We have listened carefully to what you have said and we appreciate your confidence in our entire team. Our primary focus is to enhance long-term stockholder value. We strive to continuously improve our Company and we work with extraordinary dedication in all aspects of our business to do just that. While future results are never certain, you can be assured of our commitment to enhance long-term stockholder value.

Thank you for your continued support of our Company. Your vote is important to us and our business and you will find instructions on how to vote on page 6. I look forward to seeing you at the Annual Meeting.

Sincerely,

David Simon
Chairman of the Board and Chief Executive Officer
April 4, 2013

SIMON PROPERTY GROUP – 2013 Proxy Statement   3

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Notice of Annual Meeting of Stockholders

May 14, 2013

8:30 a.m. (EDT)

Simon Property Group Headquarters

225 West Washington Street, Indianapolis, Indiana 46204

Items of Business

1.

To elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock,

2.

To hold the annual advisory vote to approve the Company’s executive compensation,

3.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013, and

4.

To transact such other business as may properly come before the meeting.

Record Date

You can vote if you are a stockholder of record on March 15, 2013.

Annual Report

Our 2012 annual report to stockholders accompanies, but is not part of these proxy materials.

Proxy Voting

You are invited to attend the annual meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement.

By order of the Board of Directors,

James M. Barkley
Secretary
April 4, 2013

Table of Contents

PLEASE VOTE	6
Proxy Summary	7
PROXY STATEMENT	9
CORPORATE GOVERNANCE OF THE COMPANY	9
Board Leadership Structure	9
Board’s Role in Oversight of Risk Management	10
Director Independence	10
Policies on Corporate Governance	10
Majority Vote Standard for Election of Directors	11
Nominations for Directors	11
Communications with the Board	11
Section 16(a) Beneficial Ownership Reporting Compliance	11
Transactions With Related Persons	12
PROPOSAL 1	ELECTION OF DIRECTORS	13
PROPOSAL 2	ADVISORY VOTE AND APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	21
COMPENSATION COMMITTEE REPORT	21
COMPENSATION DISCUSSION AND ANALYSIS	22
Executive Summary	22
Total Direct Compensation Table	33
Summary Compensation Table	37
All Other Compensation	38
Grants of Plan-Based Awards in 2012	38
Outstanding Equity Awards At 2012 Fiscal Year-End	39
Option Exercises and Stock Vested in 2012	40
Nonqualified Deferred Compensation in 2012	41
PROPOSAL 3	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
REPORT OF THE AUDIT COMMITTEE	45
FREQUENTLY ASKED QUESTIONS AND ANSWERS	48

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PLEASE VOTE

It is very important that you vote to play a part in the future of your Company. NYSE rules provide that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Proposals Which Require Your Vote

		Board Recommendation	Broker Non- Votes	Abstentions	Votes required for Approval
PROPOSAL 1	To elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock.	FOR all nominees	Do not count	Do not count

For the nominees to be elected by the holders of voting shares, approval by a majority of the votes cast. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.

PROPOSAL 2	To hold the annual advisory vote to approve the Company’s executive compensation.	FOR	Do not count	Do not count	Majority of votes cast
PROPOSAL 3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.	FOR	Discretionary vote	Do not count	Majority of votes present in person or by proxy
By internet using a computer	By telephone	By mail

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

Visit our Dedicated Annual Meeting Website: www.annualmeeting.simon.com

•

Review and download easy to read, interactive versions of our Proxy and Annual Report

•

Sign up for future electronic delivery to reduce our impact on the environment

Attend our Annual Meeting of Stockholders

Date and Time:	Tuesday, May 14, 2013 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 15, 2013

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Proxy Summary

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Eligibility to Vote (page 48)

You can vote if you were a stockholder of record at the close of business on March 15, 2013.

How to Cast Your Vote (page 6)

You can vote by any of the following methods:

•

Internet: www.proxyvote.com until 11:59 P.M. EDT on May 13, 2013

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Telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 13, 2013; or

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Mail: Completing, signing and returning your proxy or voting instruction card.

Governance of the Company (page 9)

•

We pride ourselves on continuing to observe and implement best practices

Board Nominees (page 13)

Name	Age	Director Since	Occupation	Independent (Yes/No)		Committee Memberships	Other Company Boards
				Yes	No
Melvyn E. Bergstein	71	2001	Retired Chairman of the Board of Diamond Management & Technology Consultants, Inc.	Yes		Audit and Compensation	None
Larry C. Glasscock	65	2010	Retired Chairman of WellPoint, Inc.	Yes		Audit, Governance and Nominating	Zimmer Holdings, Inc., Sprint Nextel Corporation and Sysco Corporation
Karen N. Horn, Ph.D.	69	2004	Retired President, Global Private Client Services and Managing Director, Marsh, Inc.	Yes		Governance and Nominating (Chair)	Eli Lilly & Company, Norfolk Southern Corporation, and T. Rowe Price Mutual Funds
Allan Hubbard	65	2009	Co-Founder and Chief Executive Officer, E&A Industries, Inc.	Yes		Compensation, Governance and Nominating	PIMCO Equity Series, PIMCO Equity Series VIT
Reuben S. Leibowitz	65	2005	Managing Member of Jen Partners	Yes		Compensation (Chair), Audit	AV Homes, Inc.
Daniel C. Smith, Ph.D.	55	2009	Professor of Marketing at the Kelley School of Business, Indiana University, and President and CEO of the Indiana University Foundation	Yes		Compensation, Governance and Nominating	None
J. Albert Smith, Jr.	72	1993	President of Chase Bank in Central Indiana and Managing Director of JP Morgan Private Bank	Yes		Audit (Chair) and Lead Director	None
David Simon	51	1993	Chairman of the Board and Chief Executive Officer of the Company		No	None	Klépierre, S.A.
Richard S. Sokolov	63	1996	President and Chief Operating Officer of the Company		No	None	None
Herbert Simon	78	1993	Chairman Emeritus of the Board of the Company		No	None	The Cheesecake Factory Incorporated

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Named Executive Officers who are not Members of our Board of Directors

Name	Age	Title
James M. Barkley	61	General Counsel and Secretary
David J. Contis	54	President – Simon Malls
Stephen E. Sterrett	57	Senior Executive Vice President and Chief Financial Officer

Executive Compensation (page 21)

Compensation Disclosure and Analysis (page 22)

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Our Compensation Committee engaged in an extensive stockholder outreach program regarding our executive compensation program and last year’s advisory vote on executive compensation;

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Our executive compensation program and pay are thoughtfully and deliberately calculated by our Compensation Committee; and

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After a comprehensive review of our stockholder outreach efforts, changes were made to our compensation programs as a result.

2012 Executive Total Direct Compensation Mix (page 26)

Say on Pay (page 21)

We are asking our stockholders to approve an advisory vote for our executive compensation for 2012.

Ratification of Auditors (page 45)

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013.

VOTING PROPOSALS		RECOMMENDATION AND PAGE REFERENCE (FOR MORE DETAIL)
PROPOSAL 1	To elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock.	FOR All nominees (page 13)
PROPOSAL 2	To hold the annual advisory vote to approve the Company’s executive compensation.	FOR (page 21)
PROPOSAL 3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.	FOR (page 45)

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PROXY STATEMENT

This Proxy Statement and accompanying proxy are being provided to stockholders on or about April 4, 2013 in connection with the solicitation by the Board of Directors of Simon Property Group, Inc. (“Simon”, “SPG”, “we”, “us”, “our” or the “Company”) of proxies to be voted at the 2013 Annual Meeting of Stockholders on May 14, 2013.

CORPORATE GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Lead Independent Director presides over the regularly conducted executive sessions of the independent directors, plays an active role in setting Board agendas and facilitates interactions between the independent directors and the senior management team.

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7 of our 10 Directors are Independent under the rules set forth in the NYSE listed company rules;

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All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are Independent;

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J. Albert Smith, Jr. serves as our Lead Independent Director. Since 2007, David Simon has served as both Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors continues to believe that having David Simon fill these two leadership roles is an appropriate and efficient leadership structure. Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making and a cohesive corporate strategy.

SUMMARY OF BOARD EXPERIENCE

	M. Bergstein	L. Glasscock	K. Horn	A. Hubbard	R. Leibowitz	A. Smith	D. Smith	D. Simon	R. Sokolov	H. Simon
High level of financial literacy and capital market experience	X	X			X	X		X
Relevant Chief Executive Officer/President Experience	X	X	X	X	X			X	X
Retail real estate or commercial real estate		X			X	X		X	X	X
Broad international exposure	X		X	X			X	X		X
Marketing/marketing-related technology experience	X						X
Governmental or geopolitical expertise			X	X					X
Risk oversight/management expertise	X	X	X	X	X	X	X	X	X	X

The Board of Directors believes that its members should:

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exhibit high standards of independent judgment and integrity;

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have a strong record of achievement;

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have an understanding of our business and the competitive environment in which we operate;

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have diverse experiences and backgrounds; and

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should be committed to enhancing stockholder value on a long-term basis and have sufficient time to carry out their duties.

SIMON PROPERTY GROUP – 2013 Proxy Statement   9

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In addition, the Board of Directors has determined that the Board as a whole should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with the following skills, can assist in meeting this goal:

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leadership of large and complex organizations

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accounting and finance

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capital markets

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retail marketing

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strategic planning

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relevant industries

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especially real estate acquisitions, development and operations

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banking; legal and corporate governance

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government and governmental relationships

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international business

Board’s Role in Oversight of Risk Management

While risk management is primarily the responsibility of our management, the Board of Directors provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and develop strategies for controlling, mitigating and monitoring risk. As part of this process, we gather information throughout our Company to identify and prioritize these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our Chief Executive Officer and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay for performance philosophy without encouraging or rewarding excessive risk taking by our executive officers.

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

Director Independence

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. The Board has affirmatively determined that each of the persons nominated for election as directors by the holders of voting shares meets these standards and is independent.

David Simon, Richard Sokolov and Herbert Simon are our employees and are not considered independent directors.

Policies on Corporate Governance

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. Each year, the Board or one of its committees reviews our Governance Principles, the written charters for each of the Board’s standing committees committeecomposition.simon.com and our Code of Business Conduct and Ethics codeofconduct.simon.com. The current version of each of these documents is available by clicking on any of the previous links or by visiting www.simon.com, in the Investors/Corporate Governance section, or by requesting a copy in print without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

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Majority Vote Standard for Election of Directors

Our By-Laws provide for a majority voting standard for the election of directors. This means that any director who, in an uncontested election, receives a greater number of “against” votes than “for” votes must promptly tender his or her resignation to the Board of Directors, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions.

The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board’s decision by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication within 90 days after the vote is certified.

In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

Nominations for Directors

The Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with the requirements of our By-Laws. A stockholder who wishes to recommend a director candidate should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements for stockholder nominations set forth in our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four boards of public companies, including our Board, unless the Board or Governance and Nominating Committee determines that serving on more than four boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

Communications with the Board

The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2012 all applicable Section 16(a) filing requirements were met.

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Transactions With Related Persons

Policy

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Pursuant to our Code of Business Conduct and Ethics (codeofconduct.simon.com), and which is available in the Investors/Corporate Governance section at www.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, has a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Investors/Corporate Governance section at www.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Our general counsel is charged with reviewing any conflict of interest involving any other employee.

Transactions with the Simons

We have managed since 1993 two shopping centers which are owned by entities in which David Simon and Herbert Simon have ownership interests that were not contributed to our majority owned subsidiary, Simon Property Group, L.P., the Operating Partnership, pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs. In addition, in 2012 we assisted Melvin Simon & Associates, Inc., or MSA, and certain of its affiliates with placement of the property and casualty insurance programs required for certain retail and other commercial buildings and improvements owned by MSA or its affiliates. In 2012, we received $4,416,010 in fees and reimbursements from MSA and its affiliates for rendering management and insurance-related services to MSA and its affiliates. Although some of the agreements were not negotiated on an arms-length basis, they have been reviewed and approved by the Audit Committee.

We reimbursed David Simon $689,615 for the business use of his personal aircraft. In addition, we reimbursed MSA $166,100 for maintenance, pilot and other support services that MSA provided with respect to our use of David Simon’s personal aircraft. Our reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of our use, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

We provide MSA with office space and legal, human resource administration, property specific financing and other support services and MSA paid us $600,000 for these services in 2012, which is net of our reimbursement to Herbert Simon for costs to operate his personal aircraft when used for business purposes. The payments and reimbursement were reviewed and approved by the Audit Committee.

Our Charter requires that at least a majority of our directors be neither our employees nor members or affiliates of the Simons. Our Charter further requires that transactions involving us in our capacity as general partner of the Operating Partnership, in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such “independent directors.” We currently have seven independent directors serving on the Board.

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PROPOSAL 1    ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following seven persons listed as “Nominees for Director to be Elected by Holders of Voting Shares.” All of the nominees are current directors.

The voting trustees who vote the Class B common shares have nominated the three persons listed below as “Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock”. All of the nominees are currently Class B directors.

Our employment agreement with Richard Sokolov contemplates that he will be elected to the Board of Directors and the voting trustees who vote the Class B common shares have agreed to elect Richard Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

We expect each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director are set forth on the following pages.

Nominees for Director to be Elected by Holders of Voting Shares

The Board of Directors Unanimously Recommends that Stockholders Vote FOR the Following Nominees:

Melvyn E. Bergstein

Independent Director Nominee

Age: 71

Director since: 2001

Committees Served: Audit, Compensation

Other Public Directorships: None

Chairman of the Board of Directors of Diamond Management & Technology Consultants, Inc., or Diamond, a management and advisory firm, from 2006 until November 2010, at which time Diamond was sold to PricewaterhouseCoopers LLC. Previously served as Chairman and CEO of Diamond and its predecessors, Diamondcluster, Inc. and Diamond Technology Partners, Inc. since its founding in 1994. From 1968 to 1989, Mr. Bergstein served in several capacities with Arthur Andersen & Co.’s consulting division (now Accenture).

Specific qualifications and experience of particular relevance to our Company

As the co-founder of a publicly-held consulting company of which he served as its chairman and chief executive officer or the chairman and chief executive officer of its predecessors for twelve years, Mr. Bergstein has gained experience in finance, investor relations, compensation and strategic planning. He served on the board of Arthur Andersen & Co. from 1986 until he resigned from the firm in 1989. During that time, he was elected chairman of the Consulting Oversight Committee of the Andersen Board. Early in his Andersen career, he became a CPA in the State of New Jersey (1972). He serves on our Audit Committee and Compensation Committee. The Board of Directors has determined that he is an “audit committee financial expert.”

Larry C. Glasscock

Independent Director Nominee

Age: 65

Director since: 2010

Committees Served: Audit, Governance and Nominating

Other Public Directorships: Zimmer Holdings, Inc., Sprint Nextel Corporation and Sysco Corporation

Former Chairman of WellPoint, Inc., a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock previously served as a director of WellPoint, Inc.

Specific qualifications and experience of particular relevance to our Company

Mr. Glasscock served as the chief executive officer of the nation’s leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies, particularly over the last 10 years. In addition, he also worked in financial services for 20 years, and can identify meaningful metrics to assess a company’s performance. He also serves, and has served, for over 15 years as a director of other companies. Mr. Glasscock serves on our Governance and Nominating Committee and Audit Committee and has been designated an “audit committee financial expert.”

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Karen N. Horn, Ph.D.

Independent Director Nominee

Age: 69

Director since: 2004

Committees Served: Governance and Nominating (Chair)

Other Public Directorships: Eli Lilly and Company, Norfolk Southern Corporation, T. Rowe Price Mutual Funds

Retired President, Global Private Client Services and Managing Director, Marsh, Inc., a subsidiary of MMC, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. She is also Vice Chairman of the U.S.-Russia Foundation and a member of the board of the National Bureau of Economic Research. She previously served as a director of Georgia-Pacific Corporation and Fannie Mae.

Specific qualifications and experience of particular relevance to our Company

Dr. Horn has more than 30 years of experience in international finance and management, including her service as president of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn serves as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee which she chairs.

Allan Hubbard

Independent Director Nominee

Age: 65

Director since: 2009

Committees Served: Compensation, Governance and Nominating

Other Public Directorships: PIMCO Equity Series, PIMCO Equity Series VIT

Co-Founder and Chief Executive Officer of E&A Industries, Inc., a privately-held holding company which acquires and operates established manufacturing companies. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President’s Council of Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of WellPoint, Inc.

Specific qualifications and experience of particular relevance to our Company

Mr. Hubbard has more than 30 years experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board’s audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.

Reuben S. Leibowitz

Independent Director Nominee

Age: 65

Director since: 2005

Committees Served: Compensation (Chair), Audit

Other Public Directorships: AV Homes Inc.

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the company in 2004.

Specific qualifications and experience of particular relevance to our Company

Mr. Leibowitz led a major private equity firm’s real estate activities for many years and in that role was responsible for developing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee which he chairs. He has been designated as an “audit committee financial expert.”

Daniel C. Smith, Ph.D.

Independent Director Nominee

Age: 55

Director since: 2009

Committees Served: Compensation, Governance and Nominating

Other Public Directorships: None

Professor of Marketing at the Kelley School of Business, Indiana University and President and CEO of the Indiana University Foundation. Served as Dean of the Kelley School from 2005 – 2012. Mr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

Specific qualifications and experience of particular relevance to our Company

Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country’s top-rated and largest business schools, and now is the CEO of one of the nation’s largest university foundations. Both as Dean and Foundation CEO, he was/is responsible for financial oversight and long term financial planning, hiring and retention policies, compensation policies, public relations and overall long term strategy. He serves on our Governance and Nominating Committee and Compensation Committee.

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J. Albert Smith, Jr.

Independent Director Nominee

Age: 72

Director since: 1993

Committees Served: Lead Director, Audit (Chair)

Other Public Directorships: None

President of Chase Bank in Central Indiana and Managing Director of JPMorgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994. Mr. Smith serves as Lead Independent Director.

Specific qualifications and experience of particular relevance to our Company

Mr. Smith has served as president and managing director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He serves as our Lead Independent Director and is a member of our Audit Committee which he chairs. He has been designated an “audit committee financial expert.”

Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock

David Simon

Class B Director Nominee

Age: 51

Director since: 1993

Other Public Directorships: Klépierre, S.A., President of the Supervisory Board of Directors

Chairman of the Board of the Company since 2007 and Chief Executive Officer of the Company or its predecessor since 1995; a director of the Company or its predecessor since its incorporation in 1993. President of the Company’s predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. He is the son of the late Melvin Simon and the nephew of Herbert Simon.

Specific qualifications and experience of particular relevance to our Company

David Simon has served as our Chief Executive Officer or the chief executive officer of our predecessor for 18 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation’s leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle. Mr. Simon serves on the National Association of Real Estate Investment Trusts’ board of governors which gives him an industry-wide perspective that extends beyond our own operations.

Richard S. Sokolov

Class B Director Nominee

Age: 63

Director since: 1996

Other Public Directorships: None

President and Chief Operating Officer and a director of the Company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessor in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986.

Specific qualifications and experience of particular relevance to our Company

Richard S. Sokolov has served as our Chief Operations Officer since 1996 immediately following our acquisition of DeBartolo Realty Corporation. Mr. Sokolov had served as chief executive officer and president of DeBartolo Realty Corporation and senior vice president development and general counsel of its predecessor operations for a number of years. Mr. Sokolov serves as a trustee and a member of the Executive Committee of the International Council of Shopping Centers, the leading industry organization for retail real estate companies.

Herbert Simon

Class B Director Nominee

Age: 78

Director since: 1993

Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Simon was Chief Executive Officer and a director of the Company’s predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association and as Chairman of the Board of MSA.

Specific qualifications and experience of particular relevance to our Company

Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Simon’s leadership of the Indiana Pacers NBA basketball franchise has led to his service on the board of directors of the National Basketball Association.

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Meetings and Committees of the Board

All of our Directors Attended More Than 75% of Board and Committee Meetings

Meetings and Attendance

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, other executive officers and our Lead Independent Director, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders.

•

All directors attended the 2012 annual meeting. During 2012, the Board of Directors met seven times. The Board conducts many of its oversight responsibilities through its Audit Committee, Compensation Committee, and Governance and Nominating Committee.

•

During 2012, our directors participated in more than 96% of the aggregate number of meetings of the Board and the committees on which they serve.

Executive Sessions of Independent Directors

The independent directors meet in executive session without management present in connection with each regularly scheduled Board meeting. During 2012, the independent directors held two executive sessions that were not in connection with a Board meeting. The Lead Independent Director, J. Albert Smith, Jr., presides over these executive sessions. He also helps to set agendas for Board meetings and serves as a liaison between the independent directors and the senior management team.

COMMITTEE FUNCTION AND MEMBERSHIP

The Audit Committee
Members: J. Albert Smith, Jr. (Chair) Melvyn E. Bergstein Larry C. Glasscock Reuben S. Leibowitz 10 meetings during 2012, Audit Committee members attended 95% of the meetings.

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears on page 45 of this proxy statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

The Board of Directors has determined that each of the current members of the Audit Committee qualifies as an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission.

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The Compensation Committee
Members: Reuben S. Leibowitz (Chair) Melvyn E. Bergstein Allan Hubbard Daniel C. Smith, Ph.D. 7 meetings during 2012, Compensation Committee members attended 100% of the meetings.

The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation programs and our stock incentive plan, (4) discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our annual report on Form 10-K and proxy statement and (5) issues the report on its activities which appears on page 21 of this proxy statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The committee retained its current consultant, Semler Brossy Consulting Group, LLC, in December 2011. Semler does not provide any other services to management of the Company. The consultant assists the committee in the review and design of our executive compensation programs and provides the committee with executive compensation data from other companies. In addition, the Compensation Committee reviews and takes into consideration the recommendations of our Chairman and Chief Executive Officer when making determinations on the compensation of executive officers other than himself. As discussed in “COMPENSATION DISCUSSION AND ANALYSIS- Role of Management in Compensation Decisions”, these recommendations are initially developed by our human resources department and are then reviewed by our Chairman and Chief Executive Officer, who may make adjustments based upon a review of quantitative and qualitative performance measures and his subjective assessment of the executive’s performance. No member of the Compensation Committee during 2012 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations.

The Governance and Nominating Committee
Members: Karen N. Horn, Ph.D. (Chair) Larry C. Glasscock Allan Hubbard Daniel C. Smith, Ph.D. 4 meetings during 2012, Governance and Nominating Committee members attended 94% of the meetings.

The Governance and Nominating Committee nominates persons to serve as directors and, in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. The committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board’s performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE.

Director Compensation

Compensation of Non-Employee Directors

The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee directors. The key components of our current director compensation program are an annual cash retainer, cash fees for meeting attendance, annual restricted stock grants and additional compensation to committee chairs and the Lead Independent Director.

During 2012, we paid each non-employee director an annual cash retainer of $70,000 and restricted stock award with a grant date value of $82,500. We also paid each non-employee director a fee of $2,000 for attending each Board meeting and $1,500 for attending each committee meeting.

Non-employee directors who serve as chairpersons of standing committees receive an additional annual cash fee of $10,000 and a restricted stock award with a grant date value of $10,000 (in the case of the Audit and Compensation Committees) or $7,500 and a restricted stock award with a grant date value of $7,500 (in the case of the Governance and Nominating Committee). In addition, the Lead Independent Director also receives an annual cash fee of $12,500 and a restricted stock award with a grant date value of $12,500.

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Director Ownership Guidelines

We have a stringent stock retention policy that further aligns our Board of Directors with our stockholders. Each of our non-employee directors is required to own not less than 3,000 shares of our common stock or units of the Operating Partnership within two years after he or she is initially elected to the Board and not less than 5,000 shares of our common stock within three years from such date. At current market prices, these guidelines equate to 6 times and 11 times of our annual cash retainer, respectively. In addition, our non-employee directors are required to hold vested restricted stock awards, together with all dividends paid on such awards, in the director account of our deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following two-year and three-year periods to comply with the ownership guidelines. Stock options and unvested shares of restricted stock do not count toward these goals. As of March 15, 2013, all of our non-employee directors were in compliance with the ownership guidelines.

The following table sets forth information regarding the compensation we paid to our non-employee directors for 2012.

Name (a)(1)(3)	Fees earned or paid in cash ($) (b)	Stock Awards(2) ($) (c)	Total ($) (h)
Melvyn E. Bergstein	116,000	82,500	198,500
Larry C. Glasscock	110,000	82,500	192,500
Karen N. Horn Ph.D.	104,000	90,000	194,000
Allan Hubbard	105,000	82,500	187,500
Reuben S. Leibowitz	124,500	92,500	217,000
Daniel C. Smith, Ph.D.	105,500	82,500	188,000
J. Albert Smith, Jr.	129,500	105,000	234,500
Linda Walker Bynoe(3)	38,538	-	38,538

(1)

David Simon, Richard S. Sokolov and Herbert Simon, who were also directors during 2012, are not included in this table because they did not receive any additional compensation for their service as directors. In 2012, Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation received by David Simon and Richard Sokolov is shown in the Summary Compensation Table in the proxy statement.

(2)

Represents the ASC 718 grant date fair value of the restricted stock awards to the directors. Restricted stock awards granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. Two of our directors elected to defer their cash compensation and reinvest it in common stock beginning in the first quarter of 2013. These shares are the only other assets in the director deferred compensation account.

(3)

Ms. Walker Bynoe retired from the Board on May 17, 2012.

The following table sets forth the aggregate number of shares of our restricted common stock held by each non-employee director as of December 31, 2012. The amounts do not include shares acquired from the reinvestment of dividends which is required and as explained in footnote (2) above and does not include other shares owned by non-employee Directors. See, Ownership of Equity Securities of the Company by Directors and Officers on page 19.

Name	Number of Shares of Restricted Stock
Melvyn E. Bergstein	10,592
Larry C. Glasscock	2,345
Karen N. Horn, Ph.D.	9,379
Allan Hubbard	3,834
Reuben S. Leibowitz	7,642
Daniel C. Smith, Ph.D.	3,834
J. Albert Smith, Jr.	12,757

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Ownership of Equity Securities of the Company by Directors and Executive Officers

As of March 15, 2013, the director nominees and executive officers identified below:

•

Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•

Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Board. The number of units includes earned and fully vested performance-based LTIP units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

Name	Shares and Units Beneficially Owned		Units Beneficially Owned			Additional Information
	Number(1)(2)	Percent(3)	Number	Percent(4)
David Simon	26,536,612	7.92%	24,980,397	6.89%		See note (A) immediately following this table. Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See “PRINCIPAL STOCKHOLDERS.”
Melvyn E. Bergstein	26,615	*	–	–
Larry C. Glasscock	5,329	*	–	–
Karen N. Horn, Ph.D.	11,146	*	–	–
Allan Hubbard	7,384	*	–	–
Reuben S. Leibowitz	29,383	*	–	–		Does not include 6,000 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.
Daniel C. Smith, Ph.D.	5,805	*	–	–
J. Albert Smith, Jr.	31,327	*	–	–
Herbert Simon	26,536,612	7.92%	24,980,397	6.89%		Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See “PRINCIPAL STOCKHOLDERS.”
Richard S. Sokolov	465,192	*	115,403		*
Stephen E. Sterrett	149,245	*	44,201		*	Includes 32,000 vested LTIP units owned by a trust for the benefit of Mr. Sterrett’s spouse who also serves as trustee of the trust. Mr. Sterrett disclaims beneficial ownership of these LTIP units.
James M. Barkley	138,040	*	44,201		*
David J. Contis	25,200	*	–	–
All Directors and executive officers as a group (13 people)	27,575,251	8.23%	25,235,898	6.96%		Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

*

Less than one percent

(1)

Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 15, 2013: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Stockholders table on page 20) – 24,980,397; Richard S. Sokolov – 115,403; Stephen E. Sterrett – 44,201; James M. Barkley – 44,201; and all directors and executive officers as a group – 25,235,898. Units are exchangeable either for common shares (on a one-for-one basis) or for cash.

(2)

Includes the following restricted shares which are subject to vesting requirements: Melvyn E. Bergstein – 547; Larry C. Glasscock – 547; Karen N. Horn, Ph.D. – 597; Allan Hubbard – 547; Reuben S. Leibowitz – 613; Daniel C. Smith, Ph.D. – 547; J. Albert Smith, Jr. – 696; David Simon – 10,527; Richard S. Sokolov – 2,707; Stephen E. Sterrett – 2,256; James M. Barkley – 2,256; David J. Contis – 12,500; and all directors and executive officers as a group – 42,498. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)

At March 15, 2013, there were 310,035,871 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(4)

At March 15, 2013, Simon Property Group, L.P. had 362,356,887 units outstanding of which we owned, directly or indirectly, 310,043,871 or 85.6%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

(A) David Simon owns 1,628,131 shares of common stock and Operating Partnership units, which is less than 1% of the Company’s voting stock.

This does not include 890,120 shares of common stock owned by a trust for which he is a voting trustee and common shares and Operating Partnership units owned by other members of the MSA Group as defined in footnote (4) of the Principal Stockholders Table on page 20.

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Ownership of Equity Securities of the Company

Principal Stockholders

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 15, 2013. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

Name and Address	Shares(1)
	Number of Shares		%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	34,721,036		11.20	%(3)
Melvin Simon & Associates, Inc., et al. (4) 225 West Washington Street Indianapolis, IN 46204	26,536,612	(5)	7.92	%(6)
Cohen & Steers, Inc., et al. (7) 280 Park Avenue, 10th Floor New York, NY 10017	22,334,439		7.20	%(3)
BlackRock Inc.(8) 40 East 52nd Street New York, NY 10022	22,283,831		7.19	%(3)
State Street Corporation and Subsidiaries(9) State Street Financial Center One Lincoln Street Boston, MA 02111	16,439,792		5.30	%(3)

(1)

Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-to-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units of Simon Property Group, L.P., or the Operating Partnership, that are exchangeable either for shares of common stock (on a one-to-one basis) or for cash.

(2)

Based solely on information provided by The Vanguard Group and Vanguard Specialized Funds—Vanguard REIT Index Fund in two Schedule 13G/As filed with the Securities and Exchange Commission on February 12, 2013 and February 14, 2013, respectively. The Vanguard Group has the sole power to vote 1,001,958 shares of common stock and dispose of 33,882,173 shares, including 20,079,599 shares reported by Vanguard REIT Index Fund, and shared power to dispose of 838,863 shares.

(3)

Based on the assumption that the principal shareowner continued to own the number of shares reflected in the table above on March 15, 2013.

(4)

This group, or the MSA group, consists of Melvin Simon & Associates, Inc., or MSA, David Simon, Herbert Simon, two voting trusts, The Melvin Simon Family Enterprise Trust Agreement originally dated October 28, 1990, as amended and restated, or the Melvin Simon Trust, and other entities and trusts controlled by or for the benefit of MSA, David Simon or Herbert Simon. David Simon is an executive officer and director and Herbert Simon is one of our directors. MSA is owned 69.06% by the Melvin Simon Trust and 30.94% by a trust for the benefit of Herbert Simon. A total of 890,120 common shares included in the amount reported for the group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which David Simon and Herbert Simon are the voting trustees. The Melvin Simon Trust disclaims being party to any group.

(5)

Includes 1,548,215 common shares currently outstanding; 24,980,397 common shares issuable upon exchange of units; and 8,000 shares of Class B common stock. Includes 31,868 units held by the Melvin Simon Trust. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, David Simon or Herbert Simon do not have voting or dispositive power.

(6)

Assumes the exchange of units by the subject holder only.

(7)

Based solely on information provided by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013. Cohen & Steers, Inc. has the sole power to vote 11,528,442 shares of common stock and to dispose of 22,334,439 shares; Cohen & Steers Capital Management, Inc. has the sole power to vote 11,416,303 shares of common stock and to dispose of 22,051,405; and Cohen & Steers Europe S.A. has the sole power to vote 112,139 shares of common stock and to dispose of 283,034 shares.

(8)

Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013.

(9)

Based solely on information provided by State Street Corporation in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013.

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PROPOSAL 2    ADVISORY VOTE AND APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with SEC rules, our stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

We will evaluate whether any actions are necessary to address significant concerns. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2014 Annual Meeting of Stockholders.

Our compensation decisions are designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance ensures alignment with the interests of stockholders.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

The Board of Directors Unanimously Recommends that Stockholders Vote FOR the Advisory Vote to approve the Company’s Executive Compensation.

COMPENSATION COMMITTEE REPORT

Following last year’s advisory vote on executive compensation, the Committee determined that an aggressive, independent stockholder outreach effort was necessary and important.

The Committee embarked on an extensive shareholder outreach effort meeting with 16 investors representing more than 37% ownership of SPG as well as the proxy advisory firms Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC. These meetings were led by Reuben Leibowitz, our Committee Chair, and in three instances by Allan Hubbard, a member of our Committee, with no participation from or attendance by management, executive officers or outside counsel. Input on executive compensation issues, 2012 advisory vote on say-on-pay, governance matters and Company performance was provided. We met in person or by phone on 21 occasions. The feedback that we received was beneficial and insightful.

The Committee met on three separate occasions to thoughtfully consider and deliberate on the feedback provided by our stockholders and the two leading proxy advisory firms. Our response to the feedback is discussed in the COMPENSATION DISCUSSION AND ANALYSIS section below.

Changes to Chief Executive Officer Compensation

•

The Committee and our CEO modified the CEO Retention Award to reduce the amount of units that vest in the event of a termination without cause or for good reason.

•

The Committee and our CEO agreed to a modification of the future amount of the CEO’s performance-based LTIP Awards.

Changes to Named Executive Officers Compensation

•

Instituted Double-Trigger Vesting provisions in the event of a change in control for future performance-based LTIP awards made to all of the named executive officers (including the CEO).

•

Approved disclosure of the objective financial performance criteria used in the annual cash incentive plan.

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Changes to Corporate Governance and Disclosure

•

Adopted a Clawback Policy

•

Increased CEO and named executive officer Stock Ownership Guidelines

•

Established and Disclosed an explicit comparator group (peer group)

We believe that our stockholder outreach effort reinforced the independence of the Committee and the Board. The stockholder outreach also strengthened our governance practices and processes. The Committee remains committed to ongoing engagement and dialogue with our stockholders in the future.

The committee held seven meetings during 2012. The meetings were designed, among other things, to facilitate and encourage free and frank discussion among committee members, executive management, our compensation consultant and other Company personnel involved in executive compensation matters.

Our COMPENSATION DISCUSSION AND ANALYSIS has been updated to reflect better governance, enhanced disclosures and our long-standing commitment to a pay for performance strategy that is aligned with our stockholder’s long-term interests.

The Committee reviewed and discussed with management the COMPENSATION DISCUSSION AND ANALYSIS section included in this Proxy Statement. Based on its review and these discussions with management, the committee recommended to the Board of Directors that it be incorporated by reference into the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, and included in the Proxy Statement for the 2013 Annual Meeting of Stockholders.

The Compensation Committee:

Reuben S. Leibowitz, Chairman

Melvyn E. Bergstein

Allan Hubbard

Daniel C. Smith, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During 2012, we continued to record strong performance results in both absolute and relative terms. We achieved total return to stockholders (TSR) of 26%, outperforming both the MSCI U.S. REIT Index (RMS) and S&P 500 Index for the eleventh time out of the last 12 years.

•

We recorded double-digit growth in funds from operations (FFO), which is a metric commonly used by REITs to measure performance, and exceeded the top-end of our guidance

•

We also increased our operating margin by more than 100 basis points, as we continued to operate effectively and efficiently with the best net operating income (NOI) margin among regional mall components

•

We also made major strategic strides by completing a number of capital market transactions and acquisitions, accelerating the pace of development and redevelopment activity, and continuing our international expansion

At our 2012 Annual Meeting, approximately 27% of stockholder votes were cast in favor of our advisory vote on executive compensation (also commonly referred to as “Say on Pay”) and approximately 73% of the stockholder votes that were cast opposed the Say on Pay proposal. Based on the vote results and the need for more information in order to understand the basis for the vote, we determined we would benefit from extensive engagement with our stockholders, in addition to undertaking a comprehensive review of the compensation programs for our executive officers, including our Chief Executive Officer.

Over the remainder of 2012 and during the first quarter of 2013, the Compensation Committee arranged and participated in a total of 21 in-person meetings and telephone calls with 16 of our largest stockholders (representing, in aggregate, more than 37% of the common shares outstanding) to understand their perspectives and receive feedback on our executive compensation programs. All of these meetings were attended by Reuben Leibowitz, our Committee’s Chair, except for three meetings that were attended by Allan Hubbard, a Compensation Committee member. None of our employees nor members of our Company’s management attended or participated in any of these meetings. Our compensation consultant Semler Brossy was present at substantially all of these meetings. The discussions focused on: (i) context on the negotiation process in 2011 with our CEO, David Simon, regarding the employment agreement we entered into with him in 2011, (ii) an overview of our current compensation program, and (iii) an informed open-format question and answer session.

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Feedback from Stockholder Outreach

We believe that our stockholder outreach process strengthened our compensation program, as well as our understanding of our stockholders’ concerns and the issues on which they are focused. We will continue to make it a priority to ensure that we engage with stockholders in the future.

At these meetings, we heard feedback related to our Company’s performance, our employment agreement with David Simon, and our ongoing compensation program. Stockholders consistently noted that they were very pleased with our Company’s financial performance, as well as David Simon’s outstanding leadership in the real estate industry (including during the financial crisis) and that he has been recognized as one of the leading CEOs in the world. However, they cited some areas of concern, primarily related to David Simon’s employment agreement. Our Committee met on three separate occasions following the completion of our stockholder outreach program. We then met with two leading proxy advisory firms: Institutional Shareholder Services, Inc. (ISS) and Glass Lewis & Co., LLC to discuss the stockholder feedback that we have received and potential compensation program modifications. In response to our stockholder outreach, the Committee and David Simon mutually agreed to address several of the common concerns that were expressed by stockholders during the Committee’s outreach.

David Simon’s leadership is integral to our long-term record of exceptional financial and operating performance.

•

David Simon was named one of the top 10 CEOs in a study of long-term CEO performance that was published in the Harvard Business Review’s January-February 2013 issue. He was ranked the fourth highest performing CEO in the United States.

•

Named by Barron’s as one of the World’s top 30 CEOs in March 2013.

•

The #1 CEO in the real estate industry by Institutional Investor Magazine 2009-2012.

Feedback on David Simon’s Employment Agreement

Stockholders generally recognized the importance of retaining David Simon. They also acknowledged that the retention agreement was meaningful to ensuring Mr. Simon’s long-term future service and that his retention would place the Company in the best position to continue outstanding performance. Stockholders cited several areas of common concern outlined in the table below.

Feedback on David Simon’s Employment Agreement	Compensation Committee’s Response
The employment agreement package was too large. The package included a retention award that had a grant date value of approximately $120 million (vesting over eight years)

•

The Committee understood and thoughtfully considered the size of the award and structured the retention award to vest ratably after the 6th, 7th and 8th years of David Simon’s employment. The Committee considered numerous factors in determining the size of the retention award, including, without limitation, his exemplary past performance, expected future performance and his leadership of the Company and our industry.

The performance-based long-term incentive plan (LTIP) grant value of $12 million annually (LTIP ultimately earned only if the LTIP metrics are achieved) did not consider changes in the Company’s overall performance

•

These performance-based LTIP awards are earned if, and only to the extent that, the performance metrics have been achieved over the 3 year performance period. Under the original agreement, David Simon was entitled to receive, on an annual basis, performance-based LTIP awards with a grant date value of not less than $12 million LTIP opportunity. David Simon and the Committee have agreed to reduce the amount of his performance-based LTIP awards if the size of the pool of performance-based LTIP awards granted by the Company is reduced.

The 2011 retention award was not tied to performance conditions

•

Setting high performance expectations is a foundation of our corporate culture. Setting a meaningful and rigorous goal for an eight year period was challenging. Our current goals in the annual performance-based LTIP program are set at levels of performance that require outperforming both the U.S. REIT Index (RMS) and the S&P 500 Index and meeting a fixed absolute TSR level over a three-year performance measurement period in order to earn LTIPs awarded and are subject to an additional two-vesting period. Because David Simon’s retention award is designed to vest during the last three years of his employment agreement, and its value depends upon our stock price, the Committee believes that David Simon has significant performance incentives to ensure that he is aligned with our stockholders’ interests.

The retention award’s termination provisions were not sufficiently stringent. Stockholders were concerned that the termination provisions allowed the entire retention award to vest in the case of an Involuntary Termination “Without Cause” after two years

•

David Simon and the Committee modified the retention award’s vesting conditions under a qualified termination to reduce the amount of LTIP units that would vest in the early years and later years of the employment period.

Originally Mr. Simon was entitled to receive 50% of the retention LTIP in the event of a qualified termination prior to the second anniversary of his employment agreement (July 2013) and 100% of the retention LTIP award in the event of a qualified termination after July 2013

•

Under the new terms and conditions agreed upon by David Simon and the Committee, should Mr. Simon be terminated “Without Cause” or resign for “Good Reason” before the fourth anniversary of his agreement (July 2015), he would be entitled to receive 50% of LTIP units and shares of our common stock purchased with distributions received from the LTIP award.

•

Additionally, after July 2015, Mr. Simon will be entitled to receive any shares that have vested, in addition to a pro-rata portion of unvested shares, based upon the length of service completed under his employment agreement.

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Feedback on our Ongoing Compensation Program

Most stockholders had positive reviews of our ongoing compensation program. Stockholders, for example, commended many of the governance features in our program, as well as our LTIP, which requires outperformance against the market for target payouts. Stockholders highlighted some areas for improvement as discussed in the table below, which we have addressed. Additionally, as we undertook a review of our entire compensation program, we also made other modifications to align with stockholder feedback on the ongoing program and best governance practices. These are discussed in the “What We Do, What We Don’t Do” section below.

Feedback on Our Ongoing Compensation Program	Compensation Committee’s Response
More clarity on how annual cash incentive compensation decisions were made

•

We have provided additional clarity on our 2012 annual cash incentive compensation decisions. As an interim step, the Committee established a threshold performance level for the 2012 annual incentive plan, whereby no annual cash incentive compensation would be paid unless the Company achieved the pre-determined budgeted amount of FFO per share.

•

For 2013, we established an annual cash incentive plan with a pre-determined objective formula used as the funding mechanism: we established an annual cash incentive compensation plan for our executive officers whereby the amount of the annual cash incentive pool will be funded based on achieving pre-determined FFO per share goals. Please see page 34 for a discussion of the 2013 annual cash incentive compensation.

Request for the addition of a comparator group (peer group), as well as disclosure of how comparators are used to set pay levels

•

In 2012, we have established an explicit comparator group to use as an additional data input into the compensation review process. This peer group was based substantially upon the ISS guidelines and is comprised of 16 large companies in the Real Estate industry based on Market Capitalization. Please see page 27 for more detail.

Stockholder/Governance Friendly Aspects of the Current Program

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance. Heavy emphasis on performance-based compensation. Annual bonuses for 2012 and 2013 are performance funded and allocated based on qualitative performance considerations. Our long-term incentive plan is also 100% performance-based and is tied to rigorous absolute and relative stock price performance goals.

No Grants of Time-vested restricted stock or options to our NEOs.
No Excess Perquisites and No Gross-Ups. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites.
Limited Retirement and Health Benefits. The Company has never had a traditional or defined benefit plan.

Stock Ownership Guidelines (*) Recently increased ownership guidelines for the CEO and other NEOs, from 4x to 6x and 2x to 3x base salary, respectively. In addition, all non-employee Directors must hold common stock while they serve as a Director.

No Hedging or Pledging of Company Stock. None of our NEOs or directors has engaged in the practice of hedging or pledging Company stock.
Double Trigger Equity Acceleration Upon a Change-in-Control (*) beginning with 2013 grants.

No Gross-Ups for Excess Parachute Payments. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

Clawback Policy (*) that applies in the event of any material restatement of Company’s financials beginning in FY2012, whether or not fraud/misconduct is involved.
Independent Compensation Consultant The Committee has utilized an independent compensation consulting firm, Semler Brossy, since the start of 2012.
Compensation Risk Assessments conducted annually to ensure the executive compensation program does not encourage excessively risky behaviors.

(asterisks represent new program additions for 2013)

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How Pay Aligns with Performance

Summary of 2012 Company Performance

2012 was an outstanding year from a performance perspective. Some of the key accomplishments that the Committee considered in setting compensation levels included:

•

Stock price appreciation outperformed major indices in 2012, generating a total return of 26%

•

Outperformance in TSR against the MSCI U.S. REIT Index (RMS) and S&P 500 for the last 11 out of 12 years

•

2012 FFO of $7.98 per share, well above Company guidance

•

Increased net operating margin by 120 basis points

•

FFO growth of 15.8% per share was our second-highest since our initial public offering in 1993

•

Completion of a number of significant capital market transactions

•

Acceleration of our development and redevelopment activity in 2012

•

Continued international expansion

Alignment of Pay with Performance

Based on our continued strong performance, the Committee made compensation decisions for 2012 in line with our pay-for-performance philosophy:

•

Base salaries were maintained at 2011 levels to focus on the performance-oriented components of compensation

•

Annual incentive bonuses paid out at levels similar to 2011 at 100% of 2011 levels for Mr. Simon and 76% - 107% of 2011 levels for our other NEOs based on our strong operating and financial performance during 2012

•

Long-term incentive plan for 2010-2012 paid out at 100% of shares granted as a direct result of our 3 year TSR performance on an absolute basis (113%) and outperformance relative to MSCI US REIT Index and S&P 500 Index

Our philosophy of pay for performance has been consistent over time. The following chart demonstrates our absolute performance over the past three years as measured by FFO. The chart below provides a clear indication of our ability to deliver growth which we believe places us in the best position to create stockholder value over the long-term.

The following table shows that our relative performance in total stockholder return has been equally compelling over the past three years. It compares the compound annual return on our common stock (SPG) versus two key benchmarks, the MSCI U.S. REIT Index (RMS) and the S&P 500 Index.

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Our executive compensation program is designed to ensure pay outcomes align with our operating, financial and market performance in both good and challenging times. Although we do not target a specific mix of pay, we deliver the majority of our compensation in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding excellent performance or penalizing poor performance. In 2012, performance-oriented components comprised 90.5% of our CEO’s annual pay (TDC) and 85.8% of our other NEOs’ pay (TDC):

Annual Cash Incentive Compensation is paid subject to achievement of our annual financial and operating goals and on an assessment of the executives’ contributions to that performance. For more information, see page 28.

Performance-Based LTIPs are earned based on three-year TSR performance on both an absolute basis and relative to the S&P 500 Index and to the MSCI U.S. REIT Index. LTIPs are 100% performance- based and have a two-year post-performance service vesting requirement. For more information see page 29.

Based on the pay outcomes relative to performance and the Committee’s assessment of the overall design of our compensation programs, including the recent changes we have made to our compensation practices, the Committee believes that our executive officers’ pay is well-aligned with our stockholders’ interests.

As demonstrated in the chart below, our CEO’s Total Direct Compensation has been closely aligned with our performance over the past six years.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to accomplish the following objectives:

•

Retain a highly-experienced team of executives who have worked together as a team for a long period of time and who make major contributions to our success

•

Attract other highly qualified executives to strengthen that team

•

Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals

•

Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions

•

Align interests of executives with stockholders by linking payouts to performance measures that promote the creation of long-term stockholder value

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The Committee monitors the effectiveness of our compensation program on an ongoing basis. For these plans to be effective, we believe it is necessary for our compensation to be competitive with other real estate companies and also with other large public and private enterprises with which we compete for executive talent. The Committee will continue to study and implement improvements to our compensation practices.

Role of Management in Compensation Decisions

Our Chief Executive Officer provides recommendations to the Committee on the compensation of each of the other executive officers. The Chief Executive Officer develops recommendations using third-party data, assessments of executives’ personal performance and achievement of the Company’s strategic and tactical plans, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our Chief Executive Officer’s recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting executive officer pay are made by the Committee itself. Additionally, all aspects of the Chief Executive Officer’s compensation and resulting compensation decisions are determined by the Committee.

Adoption of a Company Peer Group and Compensation Assessment

In December 2012, the Committee adopted an industry peer group to use as another source of data to consider in assessing and determining pay levels for our executive officers. Developing a relevant peer group has always been challenging for the Company since there are so few retail REITs that are relevant because of our size. Non-retail REITs are not always as directly comparable to us because of the different underlying business fundamentals. Therefore, we do not intend to explicitly target pay opportunities or actual pay to a specific positioning against these companies; rather, this peer group is intended to provide the Committee, stockholders and proxy advisory firms with insight into overall market pay levels, market trends, “best” governance practices, and overall industry performance. We established this peer group by taking into account the recently announced ISS methodology.

The peer group is comprised of the 16 largest companies in the Real Estate industry by Market Capitalization with some restrictions to maintain a balanced mix. Specifically, the group includes:

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The six largest (by market capitalization) retail REIT companies;

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The six largest (by market capitalization) non-retail REITs (excluding all retail REITs); and

•

The four largest companies from the broader Real Estate Industry.

The Committee will review our peer group annually. The table below shows market capitalization and revenues for each of our peer group companies for 2012. Simon’s market capitalization at the end of 2012 was $48.9 billion (above the 100th percentile of our peer group) and assets were $32.58 billion (94th percentile).

Company Peer Group	Market Capitalization (000s omitted)	Assets (000s omitted)	Company Type
American Tower Corporation (NYSE:AMT)	$30,549	$14,089	Specialized REITs
Public Storage (NYSE:PSA)	24,735	8,793	Specialized REITs
HCP, Inc. (NYSE:HCP)	19,418	19,916	Specialized REITs
Equity Residential (NYSE:EQR)	17,153	17,201	Residential REITs
Ventas, Inc. (NYSE:VTR)	18,980	18,980	Specialized REITs
General Growth Properties, Inc. (NYSE:GGP)	18,632	27,282	Retail REITs
Annaly Capital Management (NYSE:NLY)	13,686	133,462	Mortgage REITs
Kimco Realty Corp. (NYSE:KIM)	7,875	9,741	Retail REITs
The Macerich Company (NYSE:MAC)	7,945	9,311	Retail REITs
Federal Realty Investment Trust (NYSE:FRT)	6,722	3,899	Retail REITs
CBRE Group, Inc. (NYSE:CBG)	6,550	7,810	Real Estate Services
Realty Income Corporation (NYSE:O)	5,366	5,443	Retail REITs
Realogy Holdings Corp. (NASDAQ:RLGY)	6,076	7,445	Real Estate Services
Taubman Centers, Inc. (NYSE:TCO)	4,857	3,268	Retail REITs
Jones Lang LaSalle Incorporated (NYSE:JLL)	3,697	4,351	Real Estate Services
Forest City Enterprises, Inc. (NYSE: FCE.A)	2,882	10,673	Real Estate Operating Companies

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What We Pay and Why: Principal Elements of Compensation

To accomplish our compensation objectives, we have designed an executive compensation program with three major elements—base salary, annual cash incentives and long-term incentives.

	Objectives	Key Features
Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our financial and operating goals for a year based on the Committee’s quantitative and qualitative assessment of the executives’ contributions to that performance.	• Variable, short-term cash compensation. • Funded upon achievement of threshold FFO level. • Allocated based on objective and subjective Company, business unit, and individual performance.
Performance-Based Long-Term Incentive Program

•

Promote the creation of long-term stockholder value.

•

Align the interests of our executives with the interests of our stockholders.

•

Promote the retention of our executives through multi-year service vesting requirements after they are earned.

•

Variable, performance-based long-term equity compensation.

•

Amount is Earned Based on 3 year Performance Period:

- Absolute TSR;

- TSR Relative to MSCI U.S. REIT Index (RMS); and

- TSR Relative to S&P 500 Index.

•

Additional two years of service-vesting.

•

Maximum amount earned is 100% of the amount of performance-based LTIP units awarded.

Compensation in 2012

The Committee made decisions impacting the compensation paid to our named executive officers as reported in the 2012 Summary Compensation Table. These include: base salaries, annual cash incentive compensation for 2012 performance, and long-term equity incentive opportunities in the form of performance-based LTIP unit awards. The LTIP units awarded in 2012 have a three-year TSR performance measurement period and are then subject to a two year vesting requirement. Because of the multiple-year performance timeframe, the Committee does not consider these awards as 2012 compensation, but rather views them as “at-risk” compensation subject to conditions that must be met in order for the executive to realize any value from the awards. However, the rules of the Securities and Exchange Commission require us to include all LTIP units awarded in 2012 as 2012 compensation in the Summary Compensation Table.

In making decisions in 2012, the Committee took into account each named executive officer’s individual performance goals and objectives for our annual cash incentive compensation program and its assessment of the executives’ contributions to the performance of the Company. In particular, the Committee considered the Company’s performance and achievements as discussed above under the “Executive Summary” section of the COMPENSATION DISCUSSION AND ANALYSIS.

Base Salaries

During 2012, we maintained 2011 base salary levels for all of our named executive officers to emphasize variable incentive pay. The Committee periodically reviews base salaries for the executive officers and makes adjustments to reflect market conditions, changes in responsibilities and merit increases.

Annual Cash Incentive Compensation

The Committee rewards executives with annual cash incentives for achieving the Company’s financial and operating plan as well as an assessment of each individual executive officer’s contributions to those achievements. For 2012, the Committee required a minimum level of FFO performance be achieved before any annual cash incentive compensation would be earned. This threshold level of performance was FFO of $7.60 per share and was determined based on the Board-approved budgeted level of FFO for 2012. We exceeded the minimum FFO level, resulting in pool funding for annual cash incentive compensation awards to all of our named executive officers.

We do not use a mathematical formula to determine executive officer annual cash incentive compensation amounts. Instead, the Committee determines the amounts using objective and subjective criteria as well as information and recommendations from management. In determining the 2012 award amounts for the Company, the Committee considered the Company’s 2012 financial performance, as described on page 25.

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The Committee also considered the following Company and individual performance considerations are shown in the table below for the Named Executive Officers:

Named Executive Officer	Performance Considerations	Annual Cash Incentive Compensation Award
David Simon	• Acceleration of our development and redevelopment activity in 2012; • Continued international expansion; • Achievement of successful acquisition and development activity; and • Achievement of strategic business priorities.	$4,000,000
Richard Sokolov	• Exceeded FFO target; • Delivered stock price performance that met or exceeded the MSCI U.S. REIT Index (RMS) and S&P 500 Index; and • Managed key platforms to deliver aggregate positive comparable property NOI.	$1,500,000
James Barkley	• Achieved acquisition and dispositions of assets; • Completed capital market transactions; and • Achieved debt refinancings at the property level.	$1,000,000
Stephen Sterrett	• Completed of a number of capital market transactions; • Delivered stock price performance that met or exceeded the MSCI U.S. REIT Index (RMS) and S&P 500 Index; and • Evaluated disposition and acquisition opportunities.	$1,000,000
David Contis	• Achieved 2012 Mall platform goals (FFO); • Evaluated property upgrades and redevelopments; and • Achieved strategic operating metrics in mall platform.	$750,000

We typically pay annual cash incentive compensation to executive officers in February or March of the following year so the Committee has sufficient time to assess our financial performance and the executives’ contributions for the entire preceding year.

Pursuant to David Simon’s employment agreement, his annual target cash incentive will be not less than 200% of his base salary. However, the Committee will determine his actual bonus, which may be more or less than target, based on his and the Company’s performance.

Performance-Based LTIP Programs

The Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on our performance should also increase. The 1998 plan authorizes a variety of awards, including stock options, restricted stock and LTIP units which represent interests in the Operating Partnership and are subject to performance conditions and/or time-based vesting requirements. Since 2010, the Committee has awarded performance-based LTIP units. These awards require achievement of objective performance measures over three years and they vest equally in two installments, subject to the executive’s maintaining employment with the Company.

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the 2010, 2011 and 2012 annual performance-based LTIP programs. LTIP units can be earned, in whole or in part, if our total stockholder return, or TSR (representing the difference between a baseline value and valuation date based on price appreciation of our common stock plus cumulative dividends we pay on our common stock without reinvestment or compounding), exceeds the relative and absolute performance targets set by the Committee for the relevant performance period.

The Committee believes the performance-based LTIP design reflects our pay-for-performance philosophy and high expectations:

•

Performance requirements are rigorous, promoting long-term creation of stockholder value. For example, performance that only matches the MSCI U.S. REIT Index (RMS) or the S&P 500 will pay out at 33% of target and performance that lags the indices by more than 1% or 2%, respectively, will not result in any LTIPs being earned.

•

The Committee is responsible for setting performance targets each year, and expects to continue to establish challenging targets that require excellent long-term TSR performance in order to earn long-term incentive amounts.

•

The performance-based LTIP award has a performance measurement period that measures our results over three years and requires an additional two years of pro-rata service, ensuring longer term alignment of grants with stockholders’ interests. Earned LTIP units will vest on January 1 of the first and second years following the end of the performance period, with 50% vesting each year if the participant is still a Company employee through those dates.

The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using payout matrices (with linear interpolation between the specified payout percentages).

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We have used the same payout matrices since 2010:

		Relative TSR
Absolute TSR Weight 20%		vs. MSCI REIT Index Weight 60%			vs. S&P 500 Index Weight 20%
Performance	Payout % of target	Performance		Payout % of target	Performance		Payout % of target
≤ 20%	0.0%	Index	-1%	0.0%	Index	-2%	0.0%
24%	33.3%	Index		33.3%	Index		33.3%
27%	50.0%	Index	+1%	50.0%	Index	+2%	100.0%
30%	66.7%	Index	+2%	66.7%
33%	83.3%	Index	+3%	100.0%
≥ 36%	100.0%		%	%

The LTIP units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to a unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on a unit, but will not receive any special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that initially they will not be economically equivalent in value at the time of award to the economic value of a unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the units on a one-for-one basis.

After the end of the performance period, holders of earned LTIP units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units may be converted into units on a one-for-one basis. Units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash as selected by the Company.

The Committee Determined Performance Achievement of 2010-2012 Performance Based LTIP Awards

The Committee asked our independent registered public accounting firm, Ernst & Young LLP, to perform certain agreed upon procedures to corroborate the extent to which the performance measures set for the three-year Series 2010 LTIP program had been achieved. In February 2013, the committee used that analysis to determine that target performance during the three-year performance period ending December 31, 2012 warranted a 100% payout as shown in the table below.

Component	Weighting	Target	Actual	% Earned
Absolute TSR	20%	>36% 3-yr	113%	100%
Relative TSR vs. MSCI U.S. REIT Index (RMS)	60%	Index + 3%	Index + 52%	100%
Relative TSR vs. S&P 500 Index	20%	Index + 2%	Index + 77%	100%
TOTAL	100%			100%

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The earned LTIP units are shown in the table below and will vest in equal portions on January 1, 2014 and January 1, 2015. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the committee’s sole discretion, upon retirement. In addition, all of our named executive officers (including our CEO) are subject to certain stock retention requirements.

Executive	LTIP Units	% Earned	LTIP Units Earned
David Simon	170,314	100%	170,314
Richard S. Sokolov	85,157	100%	85,157
James M. Barkley	74,513	100%	74,513
Stephen E. Sterrett	74,513	100%	74,513
David J. Contis	N/A	N/A	N/A

2012-2014 Performance-Based LTIP Awards

2012-2014 Performance Based LTIP Awards Granted

(performance cycle in progress)

In March 2012, the committee approved the following awards of performance-based LTIP awards under the 2012 LTIP program to our named executive officers:

Executive	Maximum Number of LTIP Units That Can Be Earned	Grant Date Fair Value
David Simon	170,248	$11,999,982
Richard S. Sokolov	81,577	$5,749,979
James M. Barkley	70,937	$5,000,013
Stephen E. Sterrett	70,937	$5,000,013
David J. Contis	28,375	$2,000,021

The 2012 LTIP performance measurement period began on January 1, 2012 and ends on December 31, 2014. The number of LTIP units listed in the table is the maximum number that can be earned during the performance period. The number of LTIP units earned will depend on our actual TSR for the performance period measured against the applicable performance measures; the number of earned LTIP units may be less (but not more) than the maximum number of LTIP units listed above.

Pursuant to David Simon’s employment agreement, we have agreed that, during the term of the agreement, he will continue to participate in annual LTIP programs on the same terms as other senior executives. His original contract stipulated that the grant date fair value of his annual award would be not less than $12.0 million. However, acting on feedback from our stockholders, we agreed to modify his employment agreement to provide that annual performance-based LTIPs will be proportionally reduced when the Company’s LTIP pool is reduced.

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Other Compensation Decisions in 2012

CEO Compensation Changes

1.

The Compensation Committee Approved and David Simon Agreed to Modifications to the Retention Award to Reduce the Amount of Units that Vest

•

If the CEO is terminated “Without Cause” or resigns “With Good Reason” on or before the 4th anniversary of the CEO Retention Award, then the CEO shall vest in 50% of the CEO Retention Award rather than 100%. This reduced vesting would also apply to the shares subsequently acquired with the dividends from the CEO Retention Award; and

•

If the CEO is terminated “Without Cause” or resigns “With Good Reason” after the 4th anniversary of the CEO Retention Award, then the CEO shall retain any CEO Retention Award LTIP units that have vested, or would have vested prior to the date of such termination, and in addition the CEO would vest in the pro-rata portion of the unvested LTIP units (including, the shares subsequently acquired with the dividends from the CEO Retention Award) based upon the length of service completed by the CEO under his employment agreement based on the actual number of completed calendar months of service that the CEO completed divided by the 96 the number of calendar months in the primary term of the CEO’s employment agreement.

2.

The Committee and Mr. Simon Agreed to Modify his Annual Performance LTIP Awards

The CEO is currently entitled to receive under his employment agreement not less than $12 million of Annual Performance LTIP Awards during each year of his employment as the Company’s CEO. The amount of such awards shall be proportionately reduced if the aggregate pool of Annual Performance LTIP Awards granted to named executive officers for any three-year performance-based equity program is less than $35 million (the aggregate amount of the Annual Performance LTIP Awards granted to named executive officers for the 2012-2014 LTIP Program).

Named Executive Officer Compensation Changes

1.

Instituted Double-Trigger Vesting for all of the NEOs (including the CEO) Annual Performance-Based LTIP Awards

Commencing with grants made in 2013 the named executive officers (including our CEO) Annual Performance-Based LTIP Awards shall contain a Double-Trigger vesting provision for a change-in-control.

2.

Enhanced Disclosure of the Objective Financial Performance Criteria Used in the Annual Cash Incentive Compensation Pool

Prominently disclosed the Company’s policy of funding the annual cash incentive compensation pool based on meeting the predetermined FFO target. The Compensation Committee will consider adopting individual payout levels determined by achieving predetermined performance criteria.

Corporate Governance and Disclosure Changes

1.

Adopted a Clawback Policy

The Clawback Policy applies to all Section 16 Officers from and after the Compensation Committee approval date. Policy would also apply to former executive officers no longer with the Company if they were with the Company during the period implicated in the restatement.

2.

Increased CEO and Named Executive Officer Ownership Guidelines

We increased share ownership guidelines for the CEO from a multiple of 4.0x to 6.0x of base salary. We increased share ownership guidelines for all other named executive officers at a multiple of 3.0x of base salary.

3.

Establish and Disclose an Explicit Comparator Group

We established an explicit comparator group which is based on the updated ISS 2013 methodology and will attempt to capture companies in the closest industry code first, and then through the classifications to get their targeted number of peers. The approved peer group contains the 16 largest companies in the Real Estate industry by market capitalization, with some restrictions to maintain a balanced and explainable mix:

•

The six largest companies in the Retail REITs

•

The six largest companies in the broader group of other REITs

•

The four largest companies from the broader Real Estate industry code

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Total Direct Compensation Table

The following table presents the total direct compensation(1) of the named executive officers for 2012, 2011 and 2010. It includes amounts for salaries, bonuses and incentive compensation and not all of the items required by the rules of the Securities and Exchange Commission to be reported in the Summary Compensation Table. It presents performance-based incentive compensation awards in the year to which the performance relates or, in the case of multi-year awards, to the year in which the performance period ends.

TOTAL DIRECT COMPENSATION(1) EARNED IN PRIOR THREE FISCAL YEARS

Name	Year	Salary ($)	Bonus(2) ($)	Restricted Stock(3) ($)	LTIP Units(4) ($)	Total Direct Compensation ($)
David Simon Chairman of the Board and Chief Executive Officer	2012	1,250,000	4,000,000	—	7,957,422	13,207,422
	2011	1,211,538	4,000,000	—	5,289,756	10,501,294
	2010	1,000,000	4,000,000	—	2,112,759	7,112,759
Stephen E. Sterrett Senior Executive Vice President and Chief Financial Officer	2012	515,000	1,000,000	—	3,481,372	4,996,372
	2011	512,692	1,150,000	—	2,237,209	3,899,901
	2010	500,000	1,000,000	—	788,343	2,288,343
Richard S. Sokolov President and Chief Operating Officer	2012	800,000	1,500,000	—	3,978,711	6,278,711
	2011	797,231	1,500,000	—	2,485,788	4,783,019
	2010	782,000	1,500,000	—	985,429	3,267,429
James M. Barkley General Counsel and Secretary	2012	566,500	1,000,000	—	3,481,372	5,047,872
	2011	563,962	1,300,000	—	2,237,209	4,101,171
	2010	550,000	1,750,000	—	788,343	3,088,343
David J. Contis(5) President – Simon Malls	2012	750,000	750,000	787,812	—	2,287,812
	2011	504,908	700,000	2,889,750	—	4,094,658
	2010	—	—	—	—	—

The Total Direct Compensation Table excludes the grant date value of David Simon’s 2011 retention award of 1 million units under the 1998 Plan. The Committee believes that Total Direct Compensation more accurately reflects its compensation decisions.

(1)

Total direct compensation consists solely of (a) the actual base salary paid for the indicated year, (b) the annual cash incentive compensation earned for the indicated year that was paid in the following year, (c) restricted stock awards based on performance for the indicated year at their grant date fair value, (d) the 2010, 2011 and 2012 program LTIP units that have been earned in the indicated year at their grant date fair value.

(2)

Annual incentive compensation earned for the indicated year were paid in the following year.

(3)

The amounts are the Accounting Standards Codification Topic 718, or ASC 718, grant date fair value of the restricted stock awards that were issued in the following year. For 2011, represents the grant date value of $115.59 per share for a restricted stock award made to Mr. Contis in the amount of 25,000 shares on May 4, 2011 as a condition of his employment and which vest over a four-year period. For 2012, represents the value of a restricted stock award made to Mr. Contis on March 5, 2012 and which vests over a three-year period.

(4)

The amounts shown are the grant date fair values of the LTIP units awarded in the one-year 2010 LTIP program (for 2010), the two-year 2010 LTIP program (for 2011), and for the three-year 2010 LTIP (for 2012), net of the purchase price of $0.25 per unit. It reflects payouts of 79.3% of the one-year 2010 LTIP, 100% of the two-year 2010 LTIP and 100% of the three-year 2010 program. Once earned, the LTIP units in the annual programs will vest on January 1 of the second and third years following the end of the applicable performance period.

(5)

Mr. Contis became an employee of the Company on May 2, 2011. He received a restricted stock award of 25,000 shares upon his hire as a condition of his employment. The value shown was determined by multiplying the share amount times $115.59, the closing price of our stock on May 4, 2011, the date the award was approved by the Committee. The 2012 restricted stock award was based on 2012 EBITDA performance for the regional malls platform as well as 2012 absolute TSR and 2012 relative TSR. This award resulted in a grant of 4,963 shares of common stock on April 1, 2013, using a share price of $158.76 which was determined by taking the average price of our common stock closing price for the ten consecutive trading day period prior to, but not including, April 1, 2013.

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Compensation Decisions For 2013

In February 2013, the Committee made decisions related to our named executive officers’ base salaries and long-term incentive opportunities. At this meeting, the committee also approved explicit funding goals under our annual incentive plan.

Base Salaries

Base salaries are unchanged from the 2012 levels described on page 28.

2013 Annual Cash Incentive Compensation Plan

The Committee approved funding goals for our 2013 annual cash incentive compensation plan at threshold, target, and maximum levels based on FFO performance. We will disclose the performance goals in our 2014 Proxy Statement.

	Threshold	Target	Maximum
Funding Level	50%	100%	150%
Amount of Pool	$4,500,000	$9,000,000	$13,500,000

2013-2015 Performance-Based LTIP Awards

The Committee approved performance-based LTIP awards in the following amounts for our named executive officers:

Named Executive Officer	2013 Performance-Based LTIP Award Opportunity
David Simon	$11,485,713*
Richard S. Sokolov	$5,500,000
James M. Barkley	$4,000,000
Stephen E. Sterrett	$4,000,000
David J. Contis	$2,500,000

*

Please note that for 2013, the grant date value of Mr. Simon’s performance-based LTIP incentive opportunity has been reduced from the original $12 million level in his employment agreement based upon the amended terms and conditions he agreed upon with the Committee as described on page 43. Other NEOS that received reduced LTIP awards when compared to awards which they received in prior periods was primarily designed to allow for the attraction and retention of other senior executives that have received LTIP awards and as part of our succession planning efforts.

Similar to our 2012-2014 performance-based LTIP plan, the number of LTIP units earned will depend on our actual TSR performance for the three-year performance period measured against the applicable performance measures.

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Other Elements of Compensation

Retirement and Health and Welfare Benefits. We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2012, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant’s base salary and annual cash bonus and vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant’s contribution and 50% of the next 2% of the participant’s contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2012 was $12,500. The contributions we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on page 37. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. David Simon and Mr. Sokolov have employment agreements; no other named executive officers currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

If David Simon would become subject to the excise tax on certain “excess parachute payments” pursuant to Section 4999 of the Internal Revenue Code, his employment agreement provides that payments to him which would be subject to the excise tax will be reduced if he retains a greater after-tax amount after such reduction; otherwise, no reduction will be made. The employment agreement does not contain a gross-up for this excise tax.

Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the 1998 plan. There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the Nonqualified Deferred Compensation in 2012 Table on page 41 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant’s deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant or our insolvency or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001. Historically, we have generally made equity-based incentive awards in the first calendar quarter after financial results for the preceding year have been announced.

Other Policies

Equity Award Grant Practices

As we did in 2012, we generally make equity-based incentive awards at the same time in the first quarter after financial results for the preceding year. However, during 2011, we made our grants in July to coincide with the timing of Mr. Simon’s employment agreement.

Executive Equity Ownership Guidelines

We believe the financial interests of our executives should be aligned with the long-term interests of our stockholders. In addition to long-term incentives, our Board of Directors has established equity ownership guidelines for key executives, including the named executive officers. The current ownership guidelines require the executives to maintain ownership of our stock or other securities having a value expressed as a multiple of their base salary for as long as they remain our employees. We increased our guidelines for 2013 for the Chief Executive Officer and other executive officers; the new multiples are as follows:

Position	Value as a Multiple of Base Salary
Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	2.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted share awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled or is no longer our employee.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our named executive officers currently meets or exceeds these guidelines.

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Clawbacks of Incentive Compensation

In 2013, the Committee approved a new clawback policy that applies to all of our current and former named executive officers in the event of any material restatement of Company’s financial statement beginning in 2012 whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the restated financial results.

In addition, David Simon’s employment agreement and the 2011 and 2012 LTIP program award agreements provide that in the event of a financial restatement, the Company may recoup the employee’s bonus and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to expected regulations that are mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Future awards under the 1998 plan will also include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

Hedging Policy and Pledging Restrictions

Our insider trading policy prohibits employees from hedging the ownership of Company securities. In addition, we do not permit our executive officers to pledge shares.

Section 162 (m)

Substantially all of the services rendered by our executive officers were performed on behalf of the Operating Partnership. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the positions taken in the rulings would apply to our operating partnership as well. Accordingly, we believe that the compensation we paid to our executive officers for 2012 will not be limited by Section 162(m).

If we hereafter determine that Section 162(m) is applicable, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our stockholders in order for us to maintain our qualification as a REIT.

Assessment of Compensation-Related Risks

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the annual incentive programs and our long term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels with the peer group.

The committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the committee has utilized the services of a consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the committee also considers senior management’s assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•

Our policies and programs are generally intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•

Our overall compensation is maintained at levels that are competitive with the market.

•

Our compensation mix is designed in part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•

Our annual cash incentive awards are weighted based on the achievement of several different financial and operational performance measures; the Committee has ultimate oversight over the annual cash incentive pool and allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•

Our annual LTIP programs use both absolute and relative performance measures over three-year performance periods and additional two-year vesting requirements.

•

David Simon’s retention award does not begin vesting until he has served the Company for six years from the effective date of his employment agreement. LTIP units in the retention award would vest before that time only under a qualified termination in the manner outlined in the executive summary above.

•

All equity-based awards are subject to multi-year performance vesting requirements, as well as post-vesting retention requirements.

•

Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•

The committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of us and our stockholders.

•

Award agreements we entered into with executive officers beginning in 2011 contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, we believe that our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

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Summary Compensation Table

Name (a)	Year (b)	Salary (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	All Other Compensation(3) ($) (f)	Total ($) (g)
David Simon	2012	1,250,000	4,000,000	11,957,420	15,491	17,222,911
	2011	1,211,538	4,000,000	131,939,768	15,239	137,166,545
	2010	1,000,000	4,000,000	19,544,651	15,248	24,559,899
Stephen E. Sterrett	2012	515,000	1,000,000	4,982,279	16,572	6,513,851
	2011	512,692	1,150,000	4,983,220	16,320	6,662,232
	2010	500,000	1,000,000	7,509,640	16,329	9,025,969
Richard S. Sokolov	2012	800,000	1,500,000	5,729,585	374,459	8,404,044
	2011	797,231	1,500,000	5,979,864	334,030	8,611,125
	2010	782,000	1,500,000	8,661,501	290,078	11,233,579
James M. Barkley	2012	566,500	1,000,000	4,982,279	17,317	6,566,096
	2011	563,962	1,300,000	4,983,220	17,065	6,864,247
	2010	550,000	1,750,000	7,509,640	17,074	9,826,714
David J. Contis(4)	2012	750,000	750,000	2,742,927	3,196	4,246,123
	2011	504,908	700,000	2,889,750	398	4,094,956

(1)

Bonuses earned with respect to the indicated year were paid in the following year.

(2)

Represents the total grant date fair value of all equity-based awards made during 2012 determined in accordance with ASC 718. These include (a) for 2012, (i) the maximum awards under the 2012 LTIP program (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended and, once earned, are subject to further vesting requirements), and (b ) for 2011, (i) the maximum awards under the 2011 LTIP program (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended, and once earned, are subject to further vesting requirements), and (ii) the 1,000,000 LTIP units in David Simon’s retention award (even though those LTIP units are not expected to begin vesting until 2017), and (c) for 2010, the maximum awards for the one-, two- and three-year 2010 LTIP programs (even though the one-year 2010 LTIP unit program payout percentage was 79.3%).

We engaged a major public accounting firm who is not our independent registered public accounting firm to develop the grant date fair values of the LTIP programs using a Monte Carlo simulation. Three simulations were conducted using assumptions regarding the total stock return on the Company’s common stock and the relative total returns of the S&P 500 Index and MSCI U.S. REIT Index (RMS), as well as expected volatility, risk-free investment rates, correlation coefficients, dividend reinvestment, and other factors. The grant date fair values of the awards in the 2012 LTIP program so determined (net of the purchase price of $0.25 per unit to be paid by the participant) were as follows:

Name	Number of Award Units	Grant Date Fair Value of 2012 LTIP Program
David Simon	170,248	$11,957,420
Stephen E. Sterrett	70,937	4,982,279
Richard S. Sokolov	81,577	5,729,585
James M. Barkley	70,937	4,982,279
David J. Contis	28,375	1,992,927

As explained in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement, the Committee determined that our performance for the three-year period ended December 31, 2012, resulted in a 100% payout of the three-year 2010 LTIP program. The number of LTIP units awarded under the three-year 2011 LTIP program and the 2012 LTIP program that may be earned in the future will depend upon the extent that we achieve the performance measures during three-year performance periods that end on December 31, 2013 and 2014, respectively. If our performance for those periods results in a payout of less than 100%, the number of LTIP units earned would be less than the maximum amounts shown. Once earned, one-half of the LTIP units in the annual programs will vest on January 1 of the second and third years following the end of the applicable performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the committee’s sole discretion, upon retirement. The grant date fair values of the LTIP units are reported in column (e) net of the purchase price of $0.25 per unit.

The grant date fair value of the 1,000,000 Series CEO LTIP units in David Simon’s retention award is based on $120.23 per unit, the closing price of our common stock as reported by the NYSE for July 6, 2011, net of the purchase price of $0.25 per unit. One-third of the LTIP units in the retention award will vest on July 5, 2017, 2018 and 2019, subject to maintenance of continuous service through the vesting date.

For Mr. Contis in 2012, the amount shown in Stock Awards includes a $750,000 grant date value performance-based restricted stock award made on March 5, 2012, plus his 2012 performance-based LTIP awards. For 2011, includes the value of a restricted stock award in the amount of 25,000 shares made to Mr. Contis on May 4, 2011 and which vests over a four-year period.

The Total Direct Compensation Table found on page 33 allocates performance-conditioned incentive compensation awards in the year to which the performance relates or, in the case of multi-year performance periods, to the year in which the performance period ends.

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(3)

Amounts reported in 2012 consist of the following:

All Other Compensation
Name	Employee Life Insurance Premiums	Use of Charter Aircraft	401 (k) Contribution
David Simon	$2,991	$–	$12,500
Stephen E. Sterrett	4,072	–	12,500
Richard S. Sokolov	4,763	357,197	12,500
James M. Barkley	4,817	–	12,500
David J. Contis	696	–	2,500

(4)

Mr. Contis was employed by the Company on May 2, 2011. He received a restricted stock award upon his hire as a condition of his employment.

Grants of Plan-Based Awards in 2012

Name	Grant Date (1) (b)	Type of Award	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#) (g)(2)	Grant Date Fair Value of Stock and Option Awards ($) (l)(3)
David Simon	3/5/12	LTIP Units	170,248	11,999,982
Stephen E. Sterrett	3/5/12	LTIP Units	70,937	5,000,013
Richard S. Sokolov	3/5/12	LTIP Units	81,577	5,749,979
James M. Barkley	3/5/12	LTIP Units	70,937	5,000,013
David J. Contis	3/5/12	LTIP Units	28,375	2,000,021

(1)

Represents the date that the award was made.

(2)

There is no minimum or established target amount under the 2012 LTIP program. The “Maximum” column represents the number of LTIP units the named executive officer would earn if our performance for the three-year period ended December 31, 2014 would result in a 100% payout. Once earned, the LTIP units will vest on January 1 of the second and third years following the end of the performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the committee’s sole discretion, upon retirement. Does not include the value of a restricted stock award made to Mr. Contis on March 5, 2012 and which vests over a four-year period.

(3)

The grant date fair value of the 2012 LTIP program awards was determined using a Monte Carlo analysis and is shown without regard to the $0.25 per unit purchase price.

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Outstanding Equity Awards At 2012 Fiscal Year-End

	Stock Awards
	Number of Shares or Units Earned That Have Not Vested (#)(1) (g)	Market Value of Shares or Units That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4) (j)
David Simon	1,362,197	215,020,664	331,339	52,298,548
Stephen E. Sterrett	141,913	22,401,279	138,058	21,791,075
Richard S. Sokolov	162,678	25,679,354	162,123	25,589,494
James M. Barkley	141,913	22,401,279	138,058	21,791,075
David J. Contis	18,750	2,964,189	48,511	7,656,976
(1) Consists of the following shares of restricted stock and LTIP units that have been earned but not vested:
	Type of Award	Number of Shares or Units
David Simon	Restricted stock granted in 2008	4,828
	Restricted stock granted in 2009	21,054
	2010 LTIP units (one-year)	24,947
	2010 LTIP units (two-year)	120,976
	2010 LTIP units (three-year)	170,314
	Retention award LTIP units	1,000,000
	Reinvested common stock	20,078
Stephen E. Sterrett	Restricted stock granted in 2008	2,414
	Restricted stock granted in 2009	4,512
	2010 LTIP units (one-year)	9,309
	2010 LTIP units (two-year)	51,165
	2010 LTIP units (three-year)	74,513
Richard S. Sokolov	Restricted stock granted in 2008	3,621
	Restricted stock granted in 2009	5,414
	2010 LTIP units (one-year)	11,636
	2010 LTIP units (two-year)	56,850
	2010 LTIP units (three year)	85,157
James M. Barkley	Restricted stock granted in 2008	2,414
	Restricted stock granted in 2009	4,512
	2010 LTIP units (one-year)	9,309
	2010 LTIP units (two-year)	51,165
	2010 LTIP units (three-year)	74,513
David J. Contis	Restricted stock granted in 2011	18,750

One-fourth of the restricted stock awards vest on January 1 of the four years following the date of the grant. One-half of the 2010 LTIP units in the annual programs vest on January 1 of the second and third years following the end of the performance period. One-third of the LTIP units in David Simon’s retention award will vest on July 5, 2017, 2018 and 2019.

Additionally, for David Simon, column (g) includes 20,078 shares of common stock that were acquired by reinvesting a portion of the funds from cash distributions on his unvested retention award LTIP units in accordance with the terms of the award.

(2)

The amounts are calculated by multiplying $158.09, the closing price of our common stock as reported by the NYSE for December 31, 2012, by the applicable number of shares or LTIP units. The amounts for LTIP unit awards are net of the $0.25 per unit purchase price.

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(3)

Consists of the following LTIP units that have not yet been earned:

	Type of Award	Number of Units
David Simon	2011-2013 LTIP units	161,091
	2012-2014 LTIP units	170,248
Stephen E. Sterrett	2011-2013 LTIP units	67,121
	2012-2014 LTIP units	70,937
Richard S. Sokolov	2011-2013 LTIP units	80,546
	2012-2014 LTIP units	81,577
James M. Barkley	2011-2013 LTIP units	67,121
	2012-2014 LTIP units	70,937
David J. Contis	2011-2013 LTIP units	20,136
	2012-2014 LTIP units	28,375

(4)

The amounts are calculated by multiplying $158.09, the closing price of our common stock as reported by the NYSE for December 31, 2012, by the applicable number of LTIP units, net of the $0.25 per unit purchase price.

Option Exercises and Stock Vested in 2012

Name (a)	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
David Simon	0	0	20,064	2,587,052
Stephen E. Sterrett	0	0	7,023	905,546
Richard S. Sokolov	0	0	9,858	1,271,091
James M. Barkley	0	0	7,023	905,546
David J. Contis	0	0	6,250	805,875

(1)

Includes awards of restricted stock.

(2)

Portions of restricted stock awards granted in 2011 and earlier that vested on January 1, 2012. Value realized is calculated by multiplying $128.94, the closing price of our common stock as reported by the NYSE on December 30, 2011, by the number of shares that vested on January 1, 2012.

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Nonqualified Deferred Compensation in 2012

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings (Losses) in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(2) (f)
David Simon	—	—	7,201,298	6,371,427	15,451,678
Stephen E. Sterrett	—	—	1,027,800	1,036,676	14,617,139
Richard S. Sokolov	—	—	—	—	—
James M. Barkley	—	—	2,123,497	1,056,297	7,665,518
David J. Contis	149,500	—	6,979	—	156,479

(1)

Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)

Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: David Simon—$9,282,181; Mr. Sterrett—$2,930,447; Mr. Sokolov—$0; Mr. Barkley—$5,141,862; and Mr. Contis—$149,500.

The assets of our deferred compensation plan are held in what is commonly referred to as a “rabbi trust” arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant’s elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change in control affecting us.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives in June of each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, annual bonus or awards under the 1998 plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

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Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2012.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	1,567	(2)	$50.17	6,189,067	(3)
Equity compensation plans not approved by security holders	---		---	---
TOTAL(1)	1,567	(2)	$50.17	6,189,067	(3)

(1)

Consists of the 1998 plan.

(2)

Consists of shares reserved for issuance under option awards assumed in connection with our acquisition of Chelsea Property Group in 2004.

(3)

The 1998 plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock and performance units, including LTIP units. The Compensation Committee has not made any stock option awards to executives since 2001 and has never made any awards of SARs. The original number of shares available for awards under the 1998 plan was 11,300,000.

Estimated Post-Employment Payments Under Alternative Termination Scenarios

The following table sets forth the value of the benefits that would have been payable to each of the named executive officers, assuming that the following events occurred on December 31, 2012. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

Benefit	Voluntary resignation or retirement ($)	Termination by the company without cause or resignation with good reason ($)	Death or disability ($)	Change in control ($)	Termination by the company without cause or resignation with good reason following change in control ($)
David Simon(1)
Severance Payment(2)	—	7,500,000	—	—	7,500,000
Benefit Continuation	—	42,870	—	—	42,870
Restricted Stock(3)	—	—	4,091,685	4,091,685	4,091,685
Annual LTIP(4)	—	—	74,916,438	75,823,232	75,823,232
Retention LTIP(5)	—	78,920,000	78,920,000	157,840,000	157,840,000
TOTAL	$—	$86,462,870	$157,928,124	$237,754,917	$245,297,787
Stephen E. Sterrett
Severance Payment(6)	—	158,462	—	—	158,462
Restricted Stock(3)	—	—	1,094,931	1,094,931	1,094,931
Annual LTIP(4)	—	—	31,723,669	32,101,499	32,101,499
2012 Bonus(7)	—	—	1,000,000		1,000,000
TOTAL	$—	$158,462	$33,818,600	$33,196,431	$34,354,892
Richard S. Sokolov
Severance Payment(8)	—	1,400,000	—	—	1,400,000
Restricted Stock(3)	—	—	1,428,343	1,428,343	1,428,343
Annual LTIP(4)	—	—	36,571,769	37,018,636	37,018,636
2012 Bonus(5)	—	—	1,500,000		1,500,000
TOTAL	$—	$1,400,000	$39,500,112	$38,446,979	$41,346,979
James M. Barkley
Severance Payment(6)	—	174,308	—	—	174,308
Restricted Stock(3)	—	—	1,094,931	1,094,931	1,094,931
Annual LTIP(4)	—	—	31,723,669	32,101,499	32,101,499
2012 Bonus(7)	—	—	1,000,000		1,000,000
TOTAL	$—	$174,308	$33,818,600	$33,196,431	$34,370,738

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Benefit	Voluntary resignation or retirement ($)	Termination by the company without cause or resignation with good reason ($)	Death or disability ($)	Change in control ($)	Termination by the company without cause or resignation with good reason following change in control ($)
David J. Contis
Severance Payment(6)	—	28,846	—	—	28,846
Restricted Stock(3)	—	—	2,964,188	2,964,188	2,964,188
Annual LTIP(4)	—	—	3,485,336	3,611,747	3,611,747
2012 Bonus(7)	—	—	750,000	—	750,000
TOTAL	$—	$28,846	$7,199,524	$6,575,935	$7,354,781

(1)

The terms of the employment agreement with David Simon are described in the “Termination-Related Provisions of Employment Agreement with David Simon,” below. This table describes termination scenarios as of December 31, 2012 and the terms of his employment agreement as of that date.

(2)

Paid in equal installments over two years and subject to confidentiality and one- or two-year non-competition provisions in David Simon’s employment agreement.

(3)

Amount represents the value of shares of restricted stock held by the executive that would be deemed fully vested as a result of the specified termination event. Value is based on a stock price of $158.09, the closing price of our common stock as reported by the NYSE for December 31, 2012. Pursuant to the 1998 plan and the terms of award agreements, if an executive’s employment terminates for any reason other than death, disability or change in control, unvested restricted stock awards terminate.

(4)

Amount represents the value of LTIP units held by the executive that would be deemed fully vested as a result of the termination event. Value is based on a stock price of $158.09, the closing price of our common stock as reported by the NYSE for December 31, 2012, net of the purchase price of $0.25 per unit. The award agreements or, in the case of David Simon, his employment agreement, provide the following benefits if the executive’s employment terminates due to death or disability or if we experience a change in control: (a) any unearned LTIP units would vest pro rata based on the actual performance during the applicable period and the number of days worked over the total days in the performance period (if the performance period has ended, there is no pro- ration of the award), and (b) any LTIP units earned before the date of death, disability or change in control vest as of the date of the event. The amounts include the earned LTIP units in the one-year, two-year and three-year 2010 programs and pro-rated portions of unearned LTIP units in the three-year 2011 LTIP program and the three-year 2012 LTIP program (assuming that performance would result in a payout of 96.5%, the average of the payouts under the one-year, two-year and three-year 2010 LTIP programs).

(5)

Pursuant to David Simon’s employment agreement, if we terminated his employment without cause, if he resigned for good reason, or if he died or became disabled as of December 31, 2012, one-half of the LTIP units (500,000) in his retention award would vest. Upon a change in control on that date, all of the unvested LTIP units in his retention award would vest. Value is based on a stock price of $158.09, the closing price of our common stock as reported by the NYSE for December 31, 2012, net of the purchase price of $0.25 per unit.

(6)

Determined by our current severance policy under which we pay severance to full-time employees (not covered by a collective bargaining agreement) whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen years.

(7)

We paid our 2012 bonuses in 2013. Our bonus program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control, other than David Simon, whose employment agreement contains provisions regarding the payment of bonuses.

(8)

Based on Richard Sokolov’s employment agreement which is described below under “—Employment Agreement with Richard Sokolov.”

Termination-Related Provisions of Employment Agreement with David Simon

As discussed on page 32 of this Proxy Statement, effective as of April 1, 2013, David Simon, the Operating Partnership and the Company agreed to amend the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011, as amended (Retention Award Agreement). The Retention Award Agreement has been modified to reduce, in certain instances, the portion of the unvested retention award granted that would become vested upon a termination of David Simon’s employment by the Company without “Cause” or by him for “Good Reason” (as each term is defined in David Simon’s Employment Agreement).

The Retention Award Agreement, as modified effective as of April 1, 2013, provides that if David Simon is terminated by us without “Cause” or by him for “Good Reason,” subject to his execution of a release of claims against us, he will be paid severance in an amount equal to two times the sum of: his annual base salary and his target annual bonus in equal installments over a two-year period. In addition, also subject to his execution of a release of claims against us, one-half of the unvested LTIP units under the Retention Award Agreement will automatically vest if he is terminated on or prior to July 5, 2015. If such termination occurs after July 5, 2015, a portion of the remaining unvested LTIP units granted under the Retention Award Agreement will become vested LTIP units. This portion is equal to: the total number of Unvested LTIP Units then outstanding, multiplied by the number of completed service calendar months from July 6, 2011 through the date of such termination, divided by 96.

If David Simon is terminated due to disability or if he dies, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) pursuant to the terms of his annual performance based LTIP program award agreements, a number of LTIP units under the annual LTIP program determined at the end of the applicable performance period based on actual performance for that period and then prorated by a partial service factor based on the number of days during the performance period prior to his death or disability, and (C) pursuant to the terms of his restricted stock award agreements, full vesting (in the event of death) or continued vesting over the four year schedule (in the event of disability) of his restricted shares.

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If David Simon is terminated by us without “cause” or by him for “good reason” following a change in control, he would be entitled to receive (A) the payments described in (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) all of the unvested LTIP units under the retention award (which, pursuant to the terms of the retention award agreement, fully vest upon a change in control), (C) pursuant to the terms of his annual performance based LTIP unit awards, any unearned LTIP units multiplied by a partial service factor based on the number of days during the performance period to the date of the change in control, and (D) pursuant to the terms of his restricted stock award agreements, full vesting of his restricted stock. If there is a change of control, but David Simon is not terminated, he is entitled to the payments described in subsection (B), (C), and (D) of this paragraph.

Employment Agreement with Richard Sokolov

We have an employment agreement with Richard Sokolov which term ended January 31, 2012, subject to automatic renewal for a one-year period unless either party provides 90 day advance notice. The agreement provides for an annual base salary of $800,000, subject to annual review and adjustment by the committee. The agreement also provides that he is eligible to receive a cash bonus of not less than 75% and not more than 150% of his base salary as determined by the committee.

If Richard Sokolov’s employment was terminated by us without “cause” or by him for “good reason,” we would have to pay him an amount equal to one year’s current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested restricted stock awards that the committee had granted would continue to vest provided that Richard Sokolov executes a release in favor of the Company and complies with the restrictive covenants described in the following paragraph.

The agreement includes covenants which restrict Richard Sokolov while he is employed and during any period of time in which restricted stock awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

For purposes of Richard Sokolov’s agreement, “cause” is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. “Good reason” is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board of Directors); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its independent consultant since 2011. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.

The provision of other services to the Company by Semler Brossy;

ii.

The amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue;

iii.

Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest;

iv.

Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.

Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.

Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

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PROPOSAL 3    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for 2013. Stockholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee which follows this proposal contains information on the amount of fees paid to E&Y during 2012 and 2011. Representatives of E&Y will be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

The Board of Directors Unanimously Recommends that Stockholders Vote FOR Ratification of the Appointment of Ernst &Young LLP as our Independent Registered Public Accounting Firm for 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the qualifications, performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditor and the Company’s compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company’s independent registered public accounting fi rm. The committee operates under a written charter adopted by the Board. The committee currently has four members. The Board has determined that each committee member is independent under the standards of director independence established under our Governance Principles, NYSE listing standards and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held ten meetings during 2012. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the Company’s internal auditor and the independent registered public accounting firm, E&Y.

We discussed with the Company’s internal auditor and E&Y the overall scope and plans for their respective audits. We met with the internal auditor and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal control. We reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes.

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We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012 with management, the internal auditor and E&Y. We reviewed E&Y’s report on our financial statements which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and E&Y, management’s report on the effectiveness of internal control over financial reporting and E&Y’s report on internal control over financial reporting. We also discussed with management, the internal auditor and E&Y the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission and the processes used to support management’s report on internal control over financial reporting.

We also discussed with E&Y matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We also received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with us concerning independence and we discussed with E&Y the independence of that firm.

When considering E&Y’s independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting and reviews of the Company’s quarterly unaudited consolidated financial statements were compatible with maintaining their independence. We concluded that the provision of such services by E&Y has not jeopardized E&Y’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2012 be included in the Company’s annual report on Form 10-K. The committee has also selected E&Y as the Company’s independent registered public accounting firm for the year ended December 31, 2013 and will present the selection to the stockholders for ratification at the meeting.

We approve all audit and permissible non-audit services to be provided to the Company by E&Y prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. These approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred fees as shown below for services from E&Y. E&Y has advised us that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2012 and 2011, respectively:

	2012	2011
Audit Fees(1)	$3,846,000	$2,512,000
Audit-Related Fees(2)	4,366,000	4,960,000
Tax Fees(3)	436,000	241,000
All Other Fees	0	0

(1)

Audit Fees include fees for the audit of the financial statements and the effectiveness of internal control over financial reporting for us and the Operating Partnership and services associated with Securities and Exchange Commission registration statements, periodic reports, and other documents issued in connection with securities offerings. The increase in fees over 2011 primarily relates to additional audit effort for our investment in Klepierre and additional activity related to our 2012 debt and equity offerings.

(2)

Audit-Related Fees include audits of individual or portfolios of properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. Our share of these Audit-Related Fees is approximately 58% and 51% in 2012 and 2011, respectively.

(3)

Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees is approximately 83% and 60% in 2012 and 2011, respectively.

The Audit Committee:

J. Albert Smith, Jr., Chairman

Larry C. Glasscock

Reuben S. Leibowitz

Melvyn E. Bergstein

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Annual Report

Our Annual Report for the year ended December 31, 2012, including financial statements audited by E&Y, our independent registered public accounting firm, and E&Y’s report thereon, is available to our stockholders on the Internet as described in the Notice of Internet availability of proxy materials. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Form 10-K is also available and may be accessed free of charge at http://10k.simon.com.

Stockholder Proposals at Our 2014 Annual Meeting

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2014 annual meeting of stockholders, or for presentation at such meeting, is December 3, 2013. In the event that the 2014 annual meeting of stockholders is called for a date that is not within 30 days before or after May 14, 2014, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2014 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and so, we file periodic reports and other information with the Securities and Exchange Commission. These reports and the other information we file with the Securities and Exchange Commission can be read and copied at the public reference room facilities maintained by the Securities and Exchange Commission in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The Securities and Exchange Commission’s telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also fi led by us electronically with the Securities and Exchange Commission and are available at its website, www.sec.gov.

Incorporation By Reference

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “COMPENSATION COMMITTEE REPORT” and “REPORT OF THE AUDIT COMMITTEE” should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Questions and Answers About The Annual Meeting and Voting

Why did some stockholders receive a Notice of Internet Availability of Proxy Materials?

Certain of our stockholders will receive a Notice of Internet Availability of Proxy Materials, or Notice, which was or will be sent to stockholders on or about April 4, 2013, containing information on the availability of our proxy materials on the Internet. Stockholders who receive the Notice by mail will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our 2012 Annual Report to Stockholders, and how you may vote by proxy.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, David Simon and J. Albert Smith, Jr., the authority to vote your shares in the manner you indicate on your proxy card.

Who is qualified to vote?

You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share, or Class B common stock, par value $.0001 per share, at the close of business on March 15, 2013.

All of the Class B common shares are subject to a voting trust as to which David Simon and Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common shares.

How many shares may vote at the meeting?

On March 15, 2013, there were outstanding 310,035,871 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 310,043,871 shares are entitled to vote (which we refer to in this proxy statement as the “voting shares”) on all matters presented to stockholders at the meeting.

How many shares must be present to hold the meeting?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 155,021,936 voting shares, will constitute a quorum for the transaction of business.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

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How do I vote my shares?

If you are a “stockholder of record,” you have several choices. You can vote your shares by proxy:

•

Via the Internet;

•

By telephone; or

•

By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

Admission Requirements - What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only stockholders who owned Simon Property Group, Inc. common stock as of the close of business on March 15, 2012 are entitled to attend the meeting.

If your shares are registered in your name and you owned Simon Property Group, Inc. common stock as of the close of business on March 15, 2012, you only need to provide some form of government issued photo identification for admission.

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on March 15, 2013, and provide some form of government-issued photo identification.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•

Proposal 1: FOR all of the nominees for election as directors.

•

Proposal 2: FOR the advisory vote to approve executive compensation.

•

Proposal 3: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2013.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•

Proposal 1: FOR all of the nominees for election as directors.

•

Proposal 2: FOR the advisory vote to approve executive compensation.

•

Proposal 3: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2013.

What are broker non-votes?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1 and 2 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be voted on any of these proposals.

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What vote is required to approve each proposal?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	election of directors	For the nominees to be elected by the holders of voting shares, approval by a majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.
2	advisory vote to approve executive compensation	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if there are more votes cast FOR the proposal than AGAINST.	Abstentions and broker non-votes will not affect the outcome of the vote.
3	ratification of appointment of independent auditors	A majority of the voting shares present in person or by proxy.	Abstentions will count as votes against the proposal.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees, and FOR the three other proposals being submitted to stockholders.

Why did I receive more than one Notice or proxy card?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•

By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the meeting, stating that you revoke your proxy;

•

By signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•

By attending the meeting and voting your shares in person.

Will the results of the advisory vote on executive compensation be binding on the Company or its Board of Directors?

The outcome of the advisory vote on executive compensation will not bind the Company or restrict the Board of Directors in any manner when the Board makes decisions on these subjects. The Board could, if it concluded it was in our best interests to do so, choose not to follow or implement the stockholders’ advice on this matter.

What happens if additional matters are presented at the annual meeting?

We know of no other matters other than the items of business described in this proxy statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the meeting.

Will the meeting be accessible to disabled persons?

Our executive offices are accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

SIMON PROPERTY GROUP – 2013 Proxy Statement   50

Back to Contents

How can I review the list of stockholders entitled to vote at the meeting?

A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a stockholder on March 15, 2013, and would like to view the stockholder list, please contact our Secretary to schedule an appointment.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson, Inc. to assist in the solicitation of proxies. We will pay Georgeson, Inc. a fee of $12,500 for its proxy solicitation services.

Is this proxy statement the only way that proxies are being solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Has the Company adopted a “Majority Voting Standard?

Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation. See “CORPORATE GOVERNANCE MATTERS—Majority Vote Standard for Election of Directors.”

SIMON PROPERTY GROUP – 2013 Proxy Statement   51

SIMON® PROPERTY GROUP, INC.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 13, 2013. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

| | |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

CONTROL # → 000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

02 0000000000

The Board of Directors recommends you vote FOR the following:

| 1. Election of Directors | For | Against | Abstain |
|---|---|---|---|
| 1a Melvyn E. Bergstein | ☐ | ☐ | ☐ |
| 1b Larry C. Glasscock | ☐ | ☐ | ☐ |
| 1c Karen N. Horn, Ph.D. | ☐ | ☐ | ☐ |
| 1d Allan Hubbard | ☐ | ☐ | ☐ |
| 1e Reuben S. Leibowitz | ☐ | ☐ | ☐ |
| 1f Daniel C. Smith, Ph.D. | ☐ | ☐ | ☐ |
| 1g J. Albert Smith, Jr. | ☐ | ☐ | ☐ |

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000166349_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

**SIMON PROPERTY GROUP, INC.**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013**

The stockholder hereby appoints David Simon and J. Albert Smith, Jr., or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Daylight Time, on May 14, 2013, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

**Continued and to be signed on reverse side**

0000166349_2 R1.0.0.51160